Exhibit 10.32

C L I F F O R D	LIMITED LIABILITY PARTNERSHIP
C H A N C E

DATED 7 February 2007

(1)	LANDLORD:	MIZUHO CORPORATE BANK, LTD.

(2)	TENANT:	INVESTMENT TECHNOLOGY GROUP EUROPE LIMITED

OCCUPATIONAL LEASE

-OF-

PART 6TH FLOOR, RIVER PLATE HOUSE,
7/11 FINSBURY CIRCUS, LONDON EC2

1

	7.3	Costs Of Utilities Etc.	17

8.	Value Added Tax		17
	8.1	Sums Exclusive Of Vat	17
	8.2	Tenant To Pay Vat	17
	8.3	Vat Incurred By Landlord	18

9.	Taxation		18

10.	Landlord’s Costs		18

Section 4 - Repairs, Alterations And Signs			19

11.	Repairs, Decoration Etc.		19
	11.1	Repairs	19
	11.2	Damage By The Insured Risks	19
	11.3	Decorations	19
	11.4	Cleaning	19
	11.5	Carpeting	20

12.	Yield Up		20
	12.1	Reinstatement Of Premises	20
	12.2	Yielding Up In Good Repair	20
	12.3	Notice Of Selling Or Re-Letting	21

13.	Compliance With Notices		21
	13.1	Tenant To Remedy Breaches Of Covenant	21
	13.2	Failure Of Tenant To Repair	21

14.	Alterations		21
	14.1	No Structural Alterations Or New Building	21
	14.2	Non-Structural Alterations	21
	14.3	Covenants By Tenant And Security Deposit	22

15.	Signs And Advertisements		22

Section 5 - Use			22

16.	Use Of Premises		22
	16.1	Permitted Use	22
	16.2	Tenant Not To Leave Premises Unoccupied	22
	16.3	Details Of Keyholders	22
	16.4	Keys To Be Given To Landlord	22

17.	Use Restrictions		22

18.	Landlord’s Regulations		23

19.	Use Of Premises Outside Business Hours		23

20.	Exclusion Of Warranty As To User		23
	20.1	No Warranty By Landlord	23
	20.2	Tenant’s Acknowledgement	23
	20.3	Tenant To Remain Bound	23

Section 6 - Disposals			23

21.	General Restrictions		23
	21.1	Alienation Generally	23
	21.2	Sharing With A Group Company	24

22.	Assignment		24
	22.1	No Assignment Of Part	24
	22.2	Circumstances In Which Consent To Assignment May Be Withheld	24
	22.3	Conditions For Landlord’s Consent	24
	22.4	Assignment Of The Whole	25
	22.5	S.144 Lpa l925	25

23.	Underletting		26
	23.1	Underletting Of Part	26
	23.2	Underletting Of The Whole	26
	23.3	Underletting Rent	27
	23.4	Direct Covenants From Undertenant	27
	23.5	Contents Of Underlease	28
	23.6	Tenant To Obtain Landlord’s Consent	28
	23.7	Tenant To Enforce Obligations	28
	23.8	Review Of Underlease Rent	28
	23.9	No Variation Of Terms	28
	23.10	No Reduction In Rent	29

24.	Registration Of Dispositions		29

Section 7 - Legal Requirements			29

25.	Statutory Requirements		29
	25.1	Tenant To Comply With Statutes	29
	25.2	Tenant To Execute Necessary Works	29
	25.3	Tenant To Refrain From Certain Acts	29

26.	Planning Acts		30
	26.1	Tenant’s Obligation To Comply	30
	26.2	No Application For Planning Permission Without Consent	30
	26.3	Tenant To Obtain All Permissions	30
	26.4	Tenant To Pay Planning Charges	30
	26.5	No Implementation Of Permission Without Approval	30
	26.6	Tenant To Carry Out Works Before End Of Term	30
	26.7	Plans Etc. To Be Produced	31
	26.8	Planning Conditions	31
	26.9	Planning Refusal	31

27.	Statutory Notices		31
	27.1	Notices Generally	31
	27.2	Party Wall Etc. Act 1996	31

28.	Fire Precautions And Equipment		32
	28.1	Compliance With Requirements	32
	28.2	Fire Fighting Appliances To Be Supplied	32
	28.3	Access To Be Kept Clear	32

29.	Defective Premises		32

Section 8 - Insurance			32

30.	Insurance Provisions		32
	30.1	Buildings Insurance	32
	30.2	Noting Of Interest	33
	30.3	Option To Determine	33

	30.4	Payment Of Insurance Money Refused	33
	30.5	Suspension Of Rent Payments	33
	30.6	Benefit Of Other Insurances	33
	30.7	Insurance Becoming Void	34
	30.8	Requirements Of Insurers	34
	30.9	Notice By Tenant	34

Section 9 - Default Of Tenant And Rights Of Re-Entry			34

31.	Default Of Tenant		34
	31.1	Re-Entry	34
	31.2	Events Of Default	34

Section 10 - Landlord’s Services And Service Charge			36

32.	Landlord’s Services		36
	32.1	Provision Of Services	36
	32.2	Appointment Of Agents	37
	32.3	Variation Of Services	37
	32.4	Failure By Landlord To Provide Services	37
	32.5	Exclusion Of Landlord’s Liability	37

33.	Service Charge		37
	33.1	Definitions	37
	33.2	Account Of Expenditure	39
	33.3	Advance Payment	39
	33.4	Balancing Payment	39
	33.5	Omissions	39
	33.6	Continuing Application Of Provisions	39

Section 11 - Superior Lease			40

34.	Obligations And Consents Under Superior Lease		40
	34.1	Obligations By Tenant	40
	34.2	Obligations By Landlord	40
	34.3	Consents Under Superior Lease	40

Section 12 - Miscellaneous			40

35.	Quiet Enjoyment		40

36.	Exclusion Of Implied Covenants By Landlord		40

37.	Disclosure Of Information		40

38.	Indemnity		41

39.	Representations		41

40.	Effect Of Waiver		41

41.	Notices		41
	41.1	Notices To Tenant Or Guarantor	41
	41.2	Notices To Landlord	41

42.	Exclusion Of Statutory Compensation		41

43.	Exclusion Of Sections 24 To 28 (Inclusive) Of The 1954 Act		42
	43.1	Tenant’s Confirmation	42
	43.2	Tenant’s Authorisation Of Person Making Declaration	42

43.3	Exclusion Of Sections 24 To 28	42

44.	New Tenancy	42

45.	Invalidity Of Certain Provisions	42

46.	Third Party Rights	42
46.1	Exclusion Of Rights	42

47.	Closure Of Title At The Land Registry	42
47.1	Applications To Close Title And Cancel Notice	42

Schedule 1	RIGHTS AND EASEMENTS GRANTED	43

Schedule 2	EXCEPTIONS AND RESERVATIONS	44

Schedule 3	USE RESTRICTIONS	45

Schedule 4	COVENANTS BY GUARANTOR	47

Schedule 5	ITEMS OF EXPENDITURE AS REFERRED TO IN CLAUSE 33	50

Schedule 6	DEEDS AND DOCUMENTS CONTAINING MATTERS TO WHICH THE PREMISES ARE SUBJECT	54

Schedule 7	AUTHORISED GUARANTEE AGREEMENT TO BE GIVEN BY TENANT PURSUANT TO CLAUSE 22.3.2	55

PRESCRIBED CLAUSES

LR1.      Date of lease 7 February 2007

LR2.      Title number

LR2.1     Landlord’s title number          NGL632309

LR2.2     Other title numbers

LR3.      Parties to this lease

Landlord              MIZUHO CORPORATE BANK, LTD. Incorporated in Japan whose registered office is at Bracken House, One Friday Street, London EC4M 9JA (Foreign Company Registration No. FC004234)

Tenant                   INVESTMENT TECHNOLOGY GROUP EUROPE LIMITED, incorporated in Ireland whose registered office is at Dublin Exchange Facility, Second Floor, Mayor Street, International Financial Services Centre, Dublin 1, Ireland (Company Registration No.283939)

LR4.       Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

Defined in clause 1.35 of this lease.

LR5.       Prescribed statements etc.

LR5.1  Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

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LR5.2  This lease is made under, or by reference to, provisions of:

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LR6.       Term for which the Property is leased

The term is as follows:   from 8 January 2007 up to and including 27 September 2013.

LR7.       Premium

-

LR8.       Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9.       Rights of acquisition etc

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

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LR9.2 Tenant’s covenant to (or offer to) surrender the lease

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LR9.3 Landlord’s contractual rights to acquire this lease

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LR10.    Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

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LR11.     Easements

LR11.1 Easements granted by this lease for the benefit of the Property

See clause 3.2 of this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

See clause 3.3 of this lease.

LR12.     Estate rentcharge burdening the Property

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LR13.     Application for standard form of restriction

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LR14.     Declaration of trust where there is more than one person comprising the Tenant.

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THIS UNDERLEASE is made on the 7th day of February 2007

BETWEEN:-

(1)                           MIZUHO CORPORATE BANK, LTD. (Foreign Company Registration No. FC004234) whose registered office is at Bracken House, One Friday Street, London EC4M 9JA (the “Landlord”); and

(2)                           INVESTMENT TECHNOLOGY GROUP EUROPE LIMITED (Company Registration No. 283939) whose registered office is at Dublin Exchange Facility, Second Floor, Mayor Street, International Financial Services Centre, Dublin 1, Ireland (the “Tenant”).

NOW THIS DEED WITNESSES as follows:-

SECTION 1
DEFINITIONS AND INTERPRETATION

1.             DEFINITIONS

In this Lease, unless the context requires otherwise, the following expressions shall have the following meanings:-

1.1          “1954 Act” means the Landlord and Tenant Act 1954;

1.2                         “1954 Act Notice” means a notice in a form complying with the requirements of section 38A(3)(a) of the 1954 Act;

1.3                         “1954 Act Statutory Declaration” means a statutory declaration in a form complying with the requirements of section 38A(3)(b) of the 1954 Act;

1.4                         “Additional Rent” means all sums referred to in clause 6, and all sums which are recoverable as rent in arrear or stated in this Lease to be due to the Landlord;

1.5                         “Adjoining Property” means any land and/or buildings adjoining or neighbouring the Premises;

1.6                         “Base Rate” means the base rate for the time being of Barclays Bank plc or some other London clearing bank nominated from time to time by the Landlord or, in the event of base rate being abolished, such other comparable rate of interest as the Landlord shall reasonably specify;

1.7                         “Building” means the land situated at 7-11 Finsbury Circus, London EC2M 7DH together with the building erected on it or on part of it and known as River Plate House and for the purpose of identification only shown edged red on Plan No. 1 as the same are registered at the Land Registry under title number NGL632309 and each and every part of the land and building, including:-

1.7.1                          all landlord’s fixtures, fittings, plant, machinery, apparatus and equipment now or after the date of this Lease in or upon the same; and

1.7.2         any additions, alterations and improvements;

1.8                         “Business Hours” means the usual business or working hours of the Building which shall be 7.00 a.m. to 7.00 p.m. on Mondays to Fridays (inclusive) (excluding usual bank or public holidays);

1.9                         “Code of Measuring Practice” means the current RICS Code of Measuring Practice, 5th edition published on behalf of the Royal Institution of Chartered Surveyors;

1.10                   “Common Parts” means any entrance halls, corridors, passages, lobbies, landings, staircases, lifts, pedestrian ways, courtyards, forecourts, and any other amenities in, or forming part of, the Building which are or may from time to time be provided or designated by the Landlord for common use by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them but excluding the Lettable Areas;

1.11                   “Conduits” means all drains, pipes, gullies, gutters, sewers, ducts, mains, channels, subways, wires, cables, conduits, flues and any other conducting media of whatsoever nature;

1.12                   “Decoration Year” means the year ending on the date five (5) years after the date hereof;

1.13                   “Demise 1” means the part of the Premises edged and hatched blue and as identified as “Demise 1” on Plan No. 2;

1.14                   “Demise 2” means the part of the Premises edged and hatched blue and as identified as “Demise 2” on Plan No. 2;

1.15                   “Demise 1 Initial Rent” means two hundred and fifty three thousand five hundred and forty eight pounds (£253,548) per annum;

1.16                   “Demise 2 Initial Rent” means seventy-seven thousand, two hundred and forty pounds (£77,240) per annum;

1.17                     “Demise 1 Rent Commencement Date” means 24 October, 2007

1.18                   “Demise 2 Rent Commencement Date” means 8 October, 2007

1.19                   “Demise 2 Schedule of Condition” means the schedule of condition in relation to Demise 2 annexed hereto;

1.20                   “Development” means development as defined in section 55 of the Town and Country Planning Act 1990;

1.21                   “Former Premises” means the premises described in the Surrendered Lease (being part of Demise 1);

1.22                   “Group Company” means any company which is, for the time being a member of the same group as defined in Section 42 of the Landlord and Tenant Act 1954;

1.23                   “Guarantor” means the party (if any) named as ‘Guarantor’ in this Lease and includes the person from time to time guaranteeing the obligations of the Tenant under this Lease and, in the case of an individual, includes his personal representatives;

1.24        “Initial Rent” means the total of the Demise 1 Initial Rent and the Demise 2 Initial Rent;

1.25                   “Insurance Charge” means the cost to the Superior Landlord of effecting and maintaining insurance against the Insured Risks in respect of the Building or any part thereof including any plant and machinery therein and the Conduits and all fees and expenses paid or payable to professionals or other advisers or consultants in connection with effecting and maintaining the same and claims arising thereunder together with the amount expended by the Superior Landlord in effecting and maintaining insurance against loss of rent in accordance with its covenants in the Superior Lease;

1.26                   “Insurance Rent” means a due proportion (to be fairly and properly determined by the Landlord or the Surveyor) of the Insurance Charge which the Landlord shall from time to time pay to the Superior Landlord, a proportion of such sums in respect of the period from the Term Commencement Date to the end of the period covered by such insurance to be paid on the date hereof;

1.27                   “Insured Risks” means (to the extent that any of the same are insurable in the London insurance market at reasonable cost and on reasonable terms) fire, storm, tempest, flood, lightning, explosion, aircraft and articles dropped from them, riot, civil commotion, and such other risks as the Superior Landlord may from time to time in accordance with the provisions of the Superior Lease, determine or which the Landlord (in its reasonable discretion) shall request the Superior Landlord to insure against subject to such exclusions, excesses and limitations as are from time to time imposed by or agreed by the Superior Landlord with the insurers or underwriters;

1.28                   “Landlord” means the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.29                   “this Lease” means this Underlease and any document which is supplemental to it, whether or not it is expressly stated to be so;

1.30                   “Lettable Areas” means those parts of the Building leased or intended to be leased to occupational tenants;

1.31                   “Net Internal Area” means the total floor area (expressed in Units of Measurement) measured in accordance with the Code of Measuring Practice;

1.32                   “Permitted Use” means good class offices within Class Bl (Business) of the Town and Country Planning (Use Classes) Order 1987 only and not any amendment or re-enactment of such Order made after the date of this Lease and purposes ancillary to such use (but excluding offices for a turf accountancy, pools promoter, estate agency, travel agency, staff agency, employment agency, job centre, government department, diplomatic or embassy purposes and any other use to which the Landlord may reasonably object on the grounds of good estate management);

1.33                    “Plan No. 1” and “Plan No. 2” mean respectively the plans or drawings numbered 1 and 2 annexed to this Lease;

1.34                    “Planning Acts” means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, and the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004 and any other town and country planning or related legislation;

1.35                    “Premises” means those parts of the sixth floor of the Building shown edged hatched blue on Plan No. 2 including:-

1.35.1                    the internal plaster surfaces and finishes of any structural or load bearing walls and columns in or which enclose them, but not any other part of such walls and columns;

1.35.2                    the entirety of any non-structural or non-load bearing walls and columns in them;

1.35.3                    the inner half (severed medially) of any internal non-load bearing walls which divide them from any other part of the Building;

1.35.4                    the floor finishes of them and all carpets but the lower limit of the Premises shall not extend to anything below the floor finishes other than raised floors and the cavity below them which shall be included;

1.35.5                    the ceiling finishes of them, including suspended ceilings (if any) and light fittings but the upper limit of the Premises shall not extend to anything above the ceiling finishes other than the cavity above any suspended ceilings which shall be included;

1.35.6                    all internal window frames and window furniture and all glass in the windows and all doors, door furniture and door frames;

1.35.7                    all sanitary and hot and cold water apparatus and equipment and any radiators in them and all fire fighting equipment and hoses in them;

1.35.8                    all Conduits in them and exclusively serving the same, except those of any utility company;

1.35.9                    all landlord’s fixtures, fittings, plant, machinery, apparatus and equipment at any time in or on them (but not any air conditioning units, sprinklers and ducting and ancillary plant, machinery, apparatus or equipment);

1.35.10     any additions, alterations and improvements;

1.36         “Prescribed Rate” means four per cent (4%) per annum above the Base Rate;

1.37                   “Present Tenant” means (in Schedule 4) the Tenant at the time the covenants on the part of the Guarantor are entered into and (in Schedule 7) the Tenant at the time the covenants on the part of the Present Tenant therein referred to are entered into;

1.38                   “President” means the President for the time being of the Royal Institution of Chartered Surveyors (or in the event that such Institution ceases to exist such other independent body as the Landlord may reasonably nominate) and includes the duly appointed deputy of the President or any person authorised by the President or by the Institution or nominated body to make appointments on his or its behalf;

1.39       “Principal Rent” means the rent payable under clause 4.1.1;

1.40       “Rents” means the sums payable by the Tenant under clause 4;

1.41                   “Retained Parts” means all parts of the Building which do not comprise Lettable Areas, including:-

1.41.1                   the Common Parts;

1.41.2                   office and residential or other accommodation which may, from time to time, be reserved in the Building for staff;

1.41.3                   any parts of the Building reserved by the Landlord for the housing of plant, machinery or equipment, or otherwise in connection with, or required for, the provision of services;

1.41.4                   all Conduits in, on, over or under, or exclusively serving the Building, except any that form part of the Lettable Areas;

1.41.5                   the main structure of the Building, including the roof and its structural parts, the foundations, all external walls, any internal structural or load bearing walls and columns, the structural slabs of the ceilings and floors, any party structures, boundary walls, railings and fences, and all exterior parts of the Building and any pavements, pavement lights, roads and car parking areas (if any) which form part of the Building;

1.42                  “Review Date” means 29 September 2008;

1.43                  “Schedule of Condition” means the schedule of condition annexed hereto;

1.44                  “Service Charge” has the meaning given to that expression in clause 33;

1.45                   “Superior Landlord” means the person for the time being entitled to any estate in the Building which is reversionary (whether immediate or mediate) upon the Landlord’s estate;

1.46                   “Superior Lease” means the lease of the Building dated 20 December 1988 and made between Hammerson (Amethyst) Properties Limited and Taisei Europe Limited (1) and the Landlord (then known as The Fuji Bank Limited) (2) for the term of 25 years from 29 September 1988 and any other lease of the Building which is reversionary (whether immediate or mediate) upon this Lease;

1.47                 “Surrendered Lease” means the lease dated 25 July 1995 made between the Landlord (1) TMG Financial Products (Europe) Limited (2) and The Mutual Life Assurance Company of Canada (3) which was assigned to the Tenant by an assignment dated 1 July 1998 and which the Tenant surrendered on 30 November 2004;

1.48                 “Surveyor” means any person appointed by the Landlord to perform the function of a surveyor or an accountant for any purpose of this Lease and includes any employee of the Landlord or of a Group Company of the Landlord appointed for that purpose and any person appointed by the Landlord to collect the rents or to manage the Building but does not include the Review Surveyor as defined in clause 5;

1.49                 “Tenant” means the party named as ‘Tenant’ in this Lease and includes the Tenant’s successors in title and assigns and, in the case of an individual, his personal representatives;

1.50                 “Term” means the term of years specified in clause 3.1;

1.51                 “Term Commencement Date” means 8 January, 2007;

1.52                    “Unit/s of Measurement” means the unit/s of square measurement determined in accordance with the Code of Measuring Practice;

1.53                    “Utilities” means water, soil, steam, air, gas, electricity, radio, television, telegraphic, telephone, telecommunications and other services and supplies of whatsoever nature;

1.54                    “Utilities Charges” means those utilities described in clause 7.3.1 which the Landlord incurs the cost of;

1.55                    “Value Added Tax” means value added tax as defined in the Value Added Tax Act 1994 and any tax of a similar nature substituted for, or levied in addition to, such value added tax;

1.56                    “Working Day” means any day, other than a Saturday or Sunday, on which clearing banks in the United Kingdom are open to the public for the transaction of business.

2.             INTERPRETATION

Unless there is something in the subject or context inconsistent with the same:-

2.1                          every covenant by a party comprising more than one person shall be deemed to be made by such party jointly and severally;

2.2                          words importing persons shall include firms, companies and corporations and vice versa;

2.3                          any covenant by the Tenant not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

2.4                          any reference to the right of the Landlord to have access to, or to enter, the Premises shall be construed as extending to the Superior Landlord and to any mortgagee of the Landlord or the Superior Landlord and to all persons authorised by them, including agents, professional advisers, contractors, workmen and others;

H.M. LAND REGISTRY			TITLE NUMBER NGL632309	
ORDNANCE SURVEY PLAN REFERENCE	COUNTY GREATER LONDON	SHEET	NATIONAL GRID TQ 3281	SECTION O
Scale: 1/1250			© Crown copyright 1974	

Old Reference LN VII 56 H

CITY OF LONDON
BOROUGH OF ISLINGTON
MOORGATE
City of London College
Bank
LONDON WALL
Salisbury House
Underground Railway
Lutyens House
River Plate House
SOUTH PLACE
FINSBURY CIRCUS
Bowling Green
Pavilion
CIRCUS PLACE
BOROUGH OF HACKNEY
ELDON STREET
London Wall Buildings
Liverpool House
BLOMFIELD STREET
TQ 3281 NE
TQ 3281 NW
FILED PLAN
H.M. LAND REGISTRY

This title is dealt with by Land Registry, Harrow Office.

This is a print of the view of the title plan obtained through the National Land Information Service showing the state of the title plan on 1 NOV 2006 at 10:57:40. It may not be to the scale shown on the title plan.

©Crown Copyright. Produced by HMLR. Further reproduction in whole or in part is prohibited without the prior written permission of Ordnance Survey. Licence Number GD272728.

MIZ01 DP MIZUHO RIVER PLATE HOUSE FLOOR 06 PROPOSED [ITG SUB-LET]

Mizuho Corporate Bank

ITG AREA = 7043 SQFT
DEMISE 1
ITG AREA = 1931 SQFT
DEMISE 2
MAIN LIFT LOBBY
VACANT AREA
1773 SQFT

MIZUHO

FLOOR 06

000

MIZUHO CORPORATE BANK

MIZ01

RIVER PLATE HOUSE

06

RIVER PLATE HOUSE

7 - 11 FINSBURY CIRCUS

LONDON

PROPOSED [ITG]

1:100 (A1) 1:200 (A3)

CH SUPPLIED

001

PLUS OR MINUS

2.5                           any requirement that the Tenant must obtain the approval or consent of the Landlord in respect of any matter mentioned in this Lease includes a requirement that, where necessary under the Superior Lease, the approval or consent of the Superior Landlord must also be obtained in respect of that matter;

2.6                           any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of it for the time being in force, and all instruments, orders, notices, regulations, directions, bye-laws, permissions and plans for the time being made, issued or given under it, or deriving validity from it;

2.7                           all agreements and obligations by any party contained in this Lease (whether or not expressed to be covenants) shall be deemed to be, and shall be construed as, covenants by such party;

2.8                           the word “assignment” includes equitable assignment and the words “assign” and “assignee” shall be construed accordingly;

2.9                           the words “including” and “include” shall be deemed to be followed by the words “without limitation”;

2.10                     the titles or headings appearing in this Lease are for reference only and shall not affect its construction;

2.11                           any reference to a clause or schedule shall mean a clause or schedule of this Lease.

SECTION 2
GRANT OF LEASE

3.                                     GRANT, RIGHTS AND OTHER MATTERS

3.1                                Demise and Term

In consideration of the rents, covenants and agreements reserved by, and contained in, this Lease to be paid and performed by the Tenant, the Landlord leases the Premises to the Tenant from and including the Term Commencement Date for the term expiring on 27 September 2013 paying the Rents to the Landlord in accordance with clause 4.

3.2                                Rights and Easements

There are granted the rights and easements set out in Schedule 1.

3.3                                Exceptions and reservations

There are excepted and reserved out of this Lease the rights and easements set out in Schedule 2.

3.4                                Third party rights

This Lease is granted subject to any rights, easements, reservations, privileges, covenants, restrictions, stipulations and other matters of whatever nature affecting the Premises including any exceptions or reservations and other matters contained or referred to in the Superior Lease and any matters contained or referred to in the deeds and documents listed in Schedule 6 so far as any of them relate to the Premises and are still subsisting and capable of taking effect.

3.5         No implied easements

Nothing contained in this Lease shall confer on, or grant to, the Tenant any easement, right or privilege, other than those expressly granted by this Lease.

3.6         Covenants affecting reversion

The Tenant shall perform and observe the agreements, covenants, restrictions and stipulations contained or referred to in the deeds and documents listed in Schedule 6 so far as any of them relate to the Premises and are still subsisting and capable of taking effect.

3.7         Encroachments and easements

The Tenant shall not stop up or obstruct any of the windows, lights, doorways, passages, openings, gratings or drains belonging to the Premises and shall not do or allow to be done anything which may interfere with the access of light or air to any part of the Premises or any Adjoining Property and shall not permit any new window, light, opening, doorway, passage, grating, drain, Conduit or other encroachment or easement to be made or acquired into, on or over the Premises or any part of them. If any person shall attempt to make or acquire any encroachment or easement whatsoever, the Tenant shall give written notice of that fact to the Landlord immediately it shall come to the notice of the Tenant and, at the request of the Landlord and at the cost of the Landlord, adopt such means as may be reasonably required by the Landlord for preventing any encroachment or the acquisition of any easement.

3.8         Covenants relating to other property

Nothing contained in, or implied by, this Lease shall give the Tenant the benefit of, or the right to enforce or prevent the release or modification of, any covenant or agreement entered into by any tenant of the Landlord in respect of any property not comprised in this Lease.

3.9         Landlord’s Covenants

Covenants on the part of the Landlord are covenants to do or not to do that which is covenanted for so long only as the Landlord remains entitled to the reversion immediately expectant on the determination of the Term.

3.10       Rights of entry by Landlord

The Tenant shall permit the Landlord with all necessary materials and appliances to enter and remain on the Premises:-

3.10.1       to examine the condition of the Premises and to take details of the landlord’s fixtures in them;

3.10.2        to exercise reasonably any of the rights excepted and reserved by this Lease;

3.10.3       for any purpose that, in the reasonable opinion of the Landlord, is necessary to enable it to comply with any covenant on its part contained in the Superior Lease even though the obligation to comply with such covenant may be imposed on the Tenant by this Lease;

3.10.4       inspecting, constructing, laying down, altering, repairing, cleansing, maintaining, replacing, removing or making connections to any Conduits used or to be used in connection with Adjoining Property;

3.10.5       for any other reasonable purpose connected with the interest of the Landlord in the Premises or the Building, including valuing or disposing of the Landlord’s interest in them and taking any measurements, plans and sections of the Premises.

3.11       Terms of entry by Landlord

In exercising any of the rights mentioned in clause 3.10, the Landlord or the person exercising the right shall:-

3.11.1       only exercise it at reasonable times on prior notice (except in an emergency, when no notice need be given and when it can be exercised at any time);

3.11.2       cause as little inconvenience as practicable to the Tenant or any other permitted occupier of any part of the Premises; and

3.11.3       make good, as soon as practicable and to the reasonable satisfaction of the Tenant, any damage caused to the Premises,

but, in the case of the Superior Landlord exercising such right, without any obligation to pay any compensation for any damage, nuisance, annoyance or inconvenience thereby caused other than in circumstances of breach of the obligations in clauses 3.11.1, 3.11.2 and 3.11.3.

SECTION 3
FINANCIAL PROVISIONS

4.           RENTS

4.1         Tenant’s obligation to pay

The Tenant covenants to pay to the Landlord at all times during the Term:-

4.1.1         yearly, and proportionately for any fraction of a year, the Initial Rent and from and including the Review Date, such yearly rent as shall become payable under clause 5;

4.1.2         the Insurance Rent;

4.1.3         the Service Charge;

4.1.4         the Additional Rent;

4.1.5         the Utilities Charges; and

4.1.6         any Value Added Tax which may be chargeable in respect of the Principal Rent, the Insurance Rent, the Service Charge, the Additional Rent and the Utilities Charges.

4.2         Dates of payment of Principal Rent

The Principal Rent and any Value Added Tax chargeable on it shall be paid in 4 equal instalments in advance on each 25th March, 24th June, 29th September and 25th December in every year, provided that:

4.2.1         the first payment of the Demise 1 Initial Rent, being a proportionate sum in respect of the period from and including the Demise 1 Rent Commencement Date to the day before the quarter day following the Demise 1 Rent Commencement Date, to be made on the Demise 1 Rent Commencement Date; and

4.2.2         the first payment of the Demise 2 Initial Rent, being a proportionate sum in respect of the period from and including the Demise 2 Rent Commencement Date to the day before the quarter day following the Demise 2 Rent Commencement Date, to be made on the Demise 2 Rent Commencement Date.

4.3         Method of payment of Principal Rent

The Principal Rent and any Value Added Tax chargeable on it shall be paid in such manner as the Landlord may, from time to time, determine so that the Landlord shall receive full value in cleared funds on the date when payment is due.

4.4         Dates of payment of Insurance Rent and Additional Rent

The Insurance Rent and the Additional Rent and any Value Added Tax chargeable on either of them shall be paid on demand, the first payment of the Insurance Rent to be made on the date hereof.

4.5         Dates of payment of Service Charge

The Service Charge and any Value Added Tax chargeable on it shall be paid on demand in accordance with clause 33.

4.6         No right of set-off

Subject to any contrary statutory right, the Tenant shall not exercise any legal or equitable rights of set-off, deduction, abatement or counterclaim which it may have to reduce its liability for Rents.

5.           RENT REVIEW

5.1         Definitions

In this clause the following expressions shall have the following meanings:-

5.1.1          “Open Market Rent” means the yearly rent which might reasonably be expected to become payable in respect of the Relevant Premises upon a letting of the Relevant Premises for office purposes in the open market with vacant possession at the Review Date by a willing landlord to a willing tenant as a whole (or, where the Relevant Premises comprise the whole of the Premises, in two parts) and without a premium being paid by either party for the grant of the lease for a term of 15 years with 5 yearly rent reviews commencing on the Review Date and otherwise on the terms and conditions and subject to the covenants and provisions contained in this Lease (other than the amount of the rent payable under this Lease and any rent free period allowed to the Tenant at the commencement of the term of this Lease and making the Assumptions but disregarding the Disregarded Matters;

5.1.2         “Assumptions” means the following assumptions (if not facts) at the Review Date:-

(a)       that the Relevant Premises are fit for immediate occupation and use and that all services required for occupation and use are connected to the Relevant Premises;

(b)      that (save for any work carried out by the Landlord after the date hereof) no work has been carried out to the Relevant Premises which has diminished the rental value of the Relevant Premises;

(c)       that if the Relevant Premises have been destroyed or damaged, they have been fully restored;

(d)      that all the covenants on the part of the Tenant and the Landlord contained in this Lease have been fully performed and observed;

(e)       that there are no statutory rent restrictions; and

(f)       that, where appropriate, the Net Internal Area of the Premises is 8,974 square feet, of Demise 1 is 7,043 square feet and Demise 2 is 1,931 square feet;

5.1.3         “Disregarded Matters” means:-

(a)      any effect on rent of the fact that the Tenant or any permitted undertenant has been in occupation of the Relevant Premises;

(b)      any goodwill attached to the Relevant Premises by reason of carrying on there of the business of the Tenant or any permitted undertenant;

(c)      any effect on the rental value of the Relevant Premises attributable to the existence, at the Review Date, of any improvement to the Relevant Premises carried out by the Tenant or any permitted undertenant during the Term or during the term of the Surrendered Lease otherwise than in pursuance of any obligation to the Landlord (unless such obligation is imposed under a licence consenting to the making of such improvement or by a statute or regulation) and thereafter with the written consent of the Landlord where required and without any liability on the part of the Landlord to reimburse the cost of such improvement or any part thereof;

(d)      any discount or abatement of the rent to allow for any concessionary rent or rent free period which a willing landlord would grant to a willing tenant on the hypothetical letting hereinbefore mentioned in respect of the willing tenant’s fitting out works.

5.1.4         “Relevant Premises” means the Premises, Demise 1 or Demise 2, as the case may be;

5.1.5         “Review Surveyor” means an independent chartered surveyor of not less than 10 years standing, who is experienced in valuing and leasing property similar to the Premises and is acquainted with the market in the area in which the Premises are located appointed from time to time under this clause to determine the Open Market Rent.

5.2         Rent reviews

The Principal Rent shall be reviewed at the Review Date in accordance with the provisions of this clause and from and including the Review Date the Principal Rent shall equal the highest of:-

5.2.1         the Principal Rent contractually payable immediately before the Review Date (or which would be payable but for any suspension of rent (in whole or in part) under this Lease); and

5.2.2         the Open Market Rent of the Premises on the Review Date as agreed or determined pursuant to this clause; and

5.2.3          the aggregate of:-

(a)      the higher of the Demise 1 Initial Rent and the Open Market Rent of Demise 1 on the Review Date as agreed or determined pursuant to this clause; and

(b)      the higher of the Demise 2 Initial Rent and the Open Market Rent of Demise 2 on the Review Date as agreed or determined pursuant to this clause.

5.3         Agreement or determination of the reviewed rent

The Open Market Rent at the Review Date may be agreed in writing at any time between the Landlord and the Tenant but if, for any reason, they have not so agreed, either party may (whether before or after the Review Date) by notice in writing to the other require the Open Market Rent to be determined by the Review Surveyor.

5.4         Appointment of Review Surveyor

In default of agreement between the Landlord and the Tenant on the appointment of the Review Surveyor, the Review Surveyor shall be appointed by the President on the written application of either party, such application to be made not earlier than 3 months before the Review Date.

5.5         Functions of Review Surveyor

The Review Surveyor shall:-

5.5.1         act as an arbitrator in accordance with the Arbitration Act 1996;

5.5.2         have power to order on a provisional basis any relief which he would have power to grant in a final award;

5.5.3         within 60 days of the later of his appointment and the Review Date, or within such extended period as the Landlord and the Tenant may jointly agree in writing, give to each of them written notice of the amount of the Open Market Rent as determined by him.

5.6         Fees of Review Surveyor

5.6.1         The fees and expenses of the Review Surveyor, including the fee payable for his nomination, shall be in the award of the Review Surveyor but, failing such award, the same shall be payable by the Landlord and the Tenant in equal shares who shall each bear their own costs, fees and expenses.

5.6.2         If either party fails to pay that party’s share of the fees and expenses of the Review Surveyor, including the fee payable for his nomination, within 5 Working Days after being required in writing to do so, the other party may pay such fees and expenses, and the share of the defaulting party shall become a debt payable to the other party on written demand (and, if the defaulting party is the Tenant, recoverable by the Landlord as rent in arrear) with interest on such share at the Prescribed Rate from and including the date of payment by the other party to the date of reimbursement by the defaulting party.

5.7         Appointment of new Review Surveyor

If the Review Surveyor fails to give notice of his determination within the allotted time, or if he dies, is unwilling to act, or becomes incapable of acting, or if, for any other reason, he is unable to act, the Landlord or the Tenant may request the President to discharge the Review Surveyor and appoint another Review Surveyor in his place to act in the same capacity, which procedure may be repeated as many times as necessary.

5.8         Interim payments pending determination

If the amount of the reviewed rent has not been agreed or determined by the Review Date (the date of agreement or determination being called the “Determination Date”), then:-

5.8.1         in respect of the period (the “Interim Period”) beginning with the Review Date and ending on the day before the quarter day following the Determination Date, the Tenant shall pay to the Landlord the Principal Rent at the yearly rate payable immediately before the Review Date together with such further amounts (if any) as may be awarded by the Review Surveyor; and

5.8.2         within 14 days after the Determination Date, the Tenant shall pay to the Landlord as arrears of rent the amount by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest on such amount at the Base Rate, such interest to be calculated on the amount of each quarterly shortfall on a day-to-day basis from the date on which it would have been payable if the reviewed rent had then been agreed or determined to the Determination Date.

5.9         Rent Restrictions

If, at any time during the Term, restrictions are imposed by any statute for the control of rent which prevent or prohibit wholly or partly the operation of the rent review provisions contained in this clause or which operate to impose any limitation, whether in time or amount, on the collection and retention of any increase in the Principal Rent or any part then and in each case respectively:-

5.9.1         the operation of the rent review provisions contained in this clause shall be postponed to take effect on the first date on which such operation (whether wholly or partially and with or without limited effect) may occur and in the case of restrictions which partially prevent or prohibit such operation and/or limit its effect on each such date;

5.9.2         the collection of any increase in the rent shall be postponed to take effect on the first date on which such increase may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and, until such restrictions shall be relaxed either wholly or partially, the Principal Rent shall be the maximum sum from time to time permitted by such restrictions.

5.10       Memoranda of reviewed rent

Within 10 Working Days after the amount of any reviewed rent has been agreed or determined, memoranda recording that fact shall be prepared by the Landlord or its solicitors and shall be signed by or on behalf of the Landlord and the Tenant and any Guarantor and annexed to this Lease and its counterpart. The parties shall each bear their own costs in relation to the preparation and signing of such memoranda.

5.11      Time not of the essence

For the purpose of this clause, time shall not be of the essence.

6.           INTEREST

6.1         Interest on late payments

Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if any of the Rents (whether formally demanded or not) or any other sum of money payable to the Landlord by the Tenant under this Lease shall not be paid so that the Landlord receives full value in cleared funds:-

6.1.1         in the case of the Principal Rent and any Value Added Tax chargeable on it, on the date when payment is due (or, if the due date is not a Working Day, the next Working Day after the due date); or

6.1.2         in the case of any other Rents or sums, within 10 Working Days of the date when payment is due the Tenant shall pay interest on such Rents and/or sums at the Prescribed Rate from but excluding the date when payment was due to the date of payment to the Landlord (both before and after any judgment).

6.2         Interest on refused payments

Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if the Landlord shall decline to accept any of the Rents so as not to waive any existing breach or alleged breach of covenant, the Tenant shall pay interest on such Rent at the Base Rate from and including the date when payment was due (or, where applicable, would have been due if demanded on the earliest date on which it could have been demanded) to the date when payment is accepted by the Landlord.

7.          OUTGOINGS

7.1         Tenant’s obligation to pay

The Tenant shall pay, or indemnify the Landlord against, all existing and future rates, taxes, duties, charges, assessments, impositions and other outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) which are now or may at any time during the Term be charged, levied, assessed or imposed upon, or payable in respect of, the Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord occasioned by any disposition of, or dealing with, the reversion of this Lease) and, in the absence of a direct assessment on the Premises, shall pay to the Landlord a fair proportion (to be reasonably determined by the Landlord) of any such outgoings.

7.2         Indemnity against void rating relief

The Tenant shall indemnify the Landlord against any loss to the Landlord of void rating relief which might have been applicable to the Premises by reason of the Premises being vacant after the end of the Term (or any earlier termination of it) on the ground that such relief has already been allowed to the Tenant.

7.3         Costs of utilities etc.

The Tenant shall:-

7.3.1         pay all charges for electricity, gas and water consumed in the Premises, including any connection and hiring charges and meter rents; and

7.3.2         perform and observe all present and future regulations and requirements of the electricity, gas and water supply companies or boards in respect of the supply and consumption of electricity, gas and water on the Premises provided always that the Tenant shall not hereby be liable for any failure by the Landlord prior to the date of the Surrendered Lease to comply with any such regulations and requirements.

8.           VALUE ADDED TAX

8.1         Sums exclusive of VAT

All sums payable under this Lease by the Tenant to the Landlord (with the exception of the rent reserved in clause 4.1.6) shall be deemed to be exclusive of Value Added Tax.

8.2         Tenant to pay VAT

Where pursuant to the terms of this Lease the Landlord makes a supply to the Tenant (other than a supply made in consideration for the payment of the Rents) and Value Added Tax is payable in respect of such supply, the Tenant shall pay to the Landlord on the date that payment in relation to such sum is due a sum equal to the amount of Value Added Tax so payable subject to the Landlord providing a valid VAT invoice and any penalty or interest incurred by the Landlord for any late payment of such Value Added Tax.

8.3        VAT incurred by Landlord

Where the Tenant is required by the terms of this Lease to reimburse the Landlord for the costs or expenses of any supplies made to the Landlord, the Tenant shall also at the same time pay or, as the case may be, indemnify the Landlord against all Value Added Tax input tax incurred by the Landlord in respect of those supplies save to the extent that the Landlord is entitled to repayment or credit in respect of such Value Added Tax input tax.

9.          TAXATION

Notwithstanding anything contained in this Lease, the Tenant shall:-

9.1         not do on, or in relation to, the Premises or any part of them, or in relation to any interest of the Tenant in the Premises, any act or thing (other than the payment of the Rents) which shall render the Landlord liable for any tax, levy, charge or other fiscal imposition of whatsoever nature; and

9.2         not dispose of, or deal with, this Lease in such a way that the Landlord shall be or become liable for any such tax, levy, charge or fiscal imposition provided that in the event the Landlord consents to a change of use of the Premises the Tenant shall not be liable for any such tax, levy, charge or fiscal imposition payable as a consequence of such consent.

10.        LANDLORD’S COSTS

Within 10 Working Days of written demand, the Tenant shall pay, or indemnify the Landlord, the Superior Landlord and any mortgagee against, all reasonable costs, fees, charges, disbursements and expenses properly incurred by them, including those payable to solicitors, counsel, surveyors, architects and bailiffs:-

10.1      in relation to, or in contemplation of, the preparation and service of a notice under section 146 of the Law of Property Act 1925 or any proceedings under section 146 or section 147 of that Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of that Act and even though forfeiture may be avoided otherwise than by relief granted by the court);

10.2      in relation to, or in contemplation of, the preparation and service of all notices and schedules relating to any wants of repair, whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair which accrued not later than the expiration or earlier determination of the Term);

10.3      in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant, or in procuring the remedying of the breach of any covenant by the Tenant;

10.4      in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management fees and expenses) whether or not it is granted (except in cases where the Landlord is obliged not to withhold its consent unreasonably and the withholding of its consent is held to be unreasonable), or the application is withdrawn provided that all costs incurred in relation to obtaining the Superior Landlord’s consent to this Lease shall be paid by the Landlord;

10.5        in responding to any request made by the Tenant.

SECTION 4
REPAIRS, ALTERATIONS AND SIGNS

11.        REPAIRS, DECORATION ETC.

11.1      Repairs

Subject to clause 11.2, the Tenant shall:-

11.1.1       keep Former Premises in no worse state of repair and condition than that detailed in the Schedule of Condition and otherwise keep in good repair and condition the remainder of Demise 1, and keep Demise 2 in no worse state of repair and condition than that specified in the Demise 2 Schedule of Condition and, as often as may be necessary, reinstate, rebuild or renew each part of them; and

11.1.2       as and when necessary, replace any of the landlord’s fixtures and fittings which may be or become beyond repair with new ones which are similar in type and quality.

11.2      Damage by the Insured Risks

There shall be excepted from the obligations contained in clause 11.1 any damage caused by the Insured Risks save to the extent that payment of the insurance monies shall be withheld by reason of any act, neglect or default of the Tenant, any undertenant or occupier or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them.

11.3      Decorations

The Tenant shall:-

11.3.1      whenever requisite, but in any event not less frequently than in the Decoration Year and also in the last 3 months of the Term (whether determined by passage of time or otherwise), in a good and workmanlike manner prepare and decorate with at least two coats of good quality paint or otherwise treat, as appropriate, all parts of the Premises, such decorations and treatment in the last 3 months of the Term to be executed in such colours and materials as the Landlord may reasonably require;

11.3.2       as often as may be reasonably necessary, wash down all tiles, glazed bricks and similar washable surfaces.

11.4      Cleaning

The Tenant shall:-

11.4.1       keep the Premises in a clean and tidy condition and employ only competent and respectable persons as cleaners;

11.4.2      at least once in every month properly clean both sides of the windows or window frames and all other glass in the Premises.

11.5         Carpeting

The Tenant shall maintain the carpets now, or from time to time, laid in the Premises and, when necessary, replace them with new carpets of equivalent quality and value.

12.           YIELD UP

12.1         Reinstatement of Premises

Immediately prior to the expiration or earlier determination of the Term, the Tenant shall at its cost:-

12.1.1       replace any of the landlord’s fixtures and fittings which shall be missing, damaged or destroyed (damage by the Insured Risks excepted save to the extent that payment of the insurance money shall be withheld by reason of any act, neglect or default of the Tenant or any person under its control), with new ones of similar kind and quality or (at the option of the Landlord) pay to the Landlord (acting reasonably) the cost of replacing any of them;

12.1.2       remove from the Premises any sign, writing or painting of the name or business of the Tenant or any occupier of them and all tenant’s fixtures, fittings, furniture and effects and make good, to the reasonable satisfaction of the Landlord, all damage caused by such removal;

12.1.3       if so required by the Landlord, but not otherwise, remove and make good any alterations or additions made to the Premises during the Term (or made by the Tenant during any period of occupation prior to the commencement of the Term whether pursuant to a previous lease or otherwise), and well and substantially reinstate the Premises in such manner as the Landlord (acting reasonably) shall direct and to the Landlord’s reasonable satisfaction.

12.2         Yielding up in good repair

At the expiration or earlier determination of the Term, the Tenant shall quietly yield up the Premises to the Landlord:

12.2.1       in respect of the Former Premises in no worse state of repair and condition than that detailed in the Schedule of Condition;

12.2.2       in respect of the remainder of Demise 1, in good and substantial repair and condition in accordance with its covenants in this Lease. For the avoidance of doubt this obligation shall include, but is not limited to, the following:-

(a)            all internal walls shall be painted white;

(b)            there shall be timber skirting around the perimeter;

(c)            there shall be blinds at all windows (south elevation);

(d)            there shall be net curtains to the atrium;

(e)            the carpet shall be left in situ;

(f)       any internal partitioning or refurbishment  specific to  ITG shall be reinstated;

(g)      any dividing walls between the Former Premises and the remainder of the Premises shall be reinstated complete with white paint and skirting; and

(h)      all IT and communication cabling shall be removed from within the floor and associated floor trunkings; and

12.2.3       in respect of Demise 2 in no worse state of repair and condition than that specified in the Demise 2 Schedule of Condition.

12.3         Notice of selling or re-letting

To allow the Landlord at any time during the last 6 months of the Term (howsoever determined) to enter the Premises to fix and retain without interference upon any part of the Premises (but not so as to obscure the windows of the Premises) a notice for selling or re-letting and to allow persons with written authority from the Landlord or Superior Landlord at reasonable times of the day and after reasonable notice at all times during the Term to view the Premises.

13.           COMPLIANCE WITH NOTICES

13.1         Tenant to remedy breaches of covenant

Whenever the Landlord shall give written notice to the Tenant of any defects, wants of repair or breaches of covenant, the Tenant shall, within 30 Working Days of such notice, or sooner if reasonably requisite, make good such defects or wants of repair and remedy the breach of covenant to the reasonable satisfaction of the Landlord and in accordance with its obligations under this Lease.

13.2         Failure of Tenant to repair

If the Tenant shall fail within 20 Working days of such notice, or as soon as reasonably possible in the case of emergency, to commence and then diligently and expeditiously to continue to comply with such notice, the Landlord may enter the Premises and carry out, or cause to be carried out, any of the works referred to in such notice and all costs and expenses incurred as a result shall be paid by the Tenant to the Landlord on demand and, in default of payment, shall be recoverable as rent in arrear.

14.           ALTERATIONS

14.1         No structural alterations or new building

The Tenant shall not erect or allow to be erected on the Premises any new or additional building nor make any external alteration or addition to the Premises nor make any structural alteration or addition to the Premises nor alter, cut into or remove any of the principal or load-bearing walls, floors, beams or columns in or enclosing the Premises.

14.2         Non-structural alterations

The Tenant shall not make any alteration or addition of a non-structural nature to the Premises or any of the Landlord’s fixtures or to the internal design or construction thereof or to the electrical wiring, installation, heating plant and equipment or Conduits without the prior written consent of the Landlord (such consent (in the case of the

Landlord only) not to be unreasonably withheld or delayed), but may install, alter or remove demountable partitioning in the Premises without the prior written consent of the Landlord.

14.3         Covenants by Tenant and Security Deposit

The Tenant shall enter into such covenants as the Landlord may reasonably require regarding the execution of any works to which the Landlord consents under this clause and the reinstatement of the Premises at the end or earlier determination of the Term and, if reasonably required by the Landlord or Superior Landlord, the Tenant shall provide adequate security in the form of a deposit of money as assurance that the works shall be properly completed.

15.           SIGNS AND ADVERTISEMENTS

The Tenant shall not erect or display on the exterior of the Premises or in the windows of them so as to be visible from the exterior, any figure, letter, bill, advertisement, poster, notice, pole, flag, aerial, satellite dish, placard, signboard or any other sign or thing but the Tenant may display on the entrance door to the Premises a sign stating the Tenant’s name and business or profession on obtaining the prior written approval of the Landlord to the size, style and position and the materials to be used, such approval not to be unreasonably withheld or delayed.

SECTION 5

USE

16.           USE OF PREMISES

16.1         Permitted use

The Tenant shall not use the Premises or any part of them except for the Permitted Use.

16.2         Tenant not to leave Premises unoccupied

The Tenant shall not leave the Premises continuously unoccupied for more than 30 days without notifying the Landlord and providing, or paying for, such caretaking or security arrangements as the Landlord shall reasonably require in order to protect the Premises from vandalism, theft or unlawful occupation.

16.3         Details of keyholders

The Tenant shall ensure that, at all times, the Landlord has particulars of the name, home address and home telephone number of at least two keyholders of the Premises.

16.4         Keys to be given to Landlord

The Tenant shall provide the Landlord with a set of keys to the Premises to enable the Landlord or its agents and others authorised by the Landlord to enter the Premises for security purposes or in cases of emergency.

17.           USE RESTRICTIONS

The Tenant shall perform and observe the obligations set out in Schedule 3.

18.           LANDLORD’S REGULATIONS

The Tenant shall comply with all reasonable regulations made by the Landlord from time to time and notified to the Tenant in writing for the general management and security of the Building, the Common Parts and other areas used or to be used in common with others.

19.           USE OF PREMISES OUTSIDE BUSINESS HOURS

If from time to time the Tenant wants to use the Premises outside Business Hours, then the Tenant shall be entitled to use the Premises and to have access to them on the following terms:-

19.1         the Tenant shall pay to the Landlord on written demand the whole of the expenses attributable to the provision of any such staff, services and security to the Premises outside Business Hours; and

19.2         the Landlord shall not be obliged to provide any services to the Building in general or to the Premises in particular if the Landlord, having used its reasonable endeavours, is unable to do so.

20.           EXCLUSION OF WARRANTY AS TO USER

20.1         No warranty by Landlord

Nothing contained in this Lease, or in any consent or approval granted by the Landlord under this Lease, shall imply or warrant that the Premises may be used under the Planning Acts for the purpose permitted by this Lease or any purpose subsequently permitted.

20.2         Tenant’s acknowledgement

The Tenant acknowledges that neither the Landlord nor any person acting on behalf of the Landlord has at any time made any representation or given any warranty that any use permitted by this Lease is, will be, or will remain, a use authorised under the Planning Acts.

20.3         Tenant to remain bound

Even though any such use may not be a use authorised under the Planning Acts, the Tenant shall remain fully liable to the Landlord in respect of the obligations undertaken by the Tenant in this Lease without being entitled to any compensation, recompense or relief of any kind.

SECTION 6

DISPOSALS

21.           GENERAL RESTRICTIONS

21.1         Alienation generally

The Tenant shall not assign, charge, underlet or part with possession or share the occupation of, or permit any person to occupy, or create any trust in respect of the Tenant’s interest in, the whole or any part of the Premises, except as may be expressly permitted by this clause and clauses 22 and 23.

21.2         Sharing with a Group Company

Nothing in this clause or clauses 22 and 23 shall prevent the Tenant from sharing occupation of the whole or any part of the Premises with any company which is, for the time being, a Group Company of the Tenant subject to (a) the Tenant giving to the Landlord written notice of the sharing of occupation and the name of the Group Company concerned within 5 Working Days after the sharing begins (b) the Tenant and that Group Company remaining in the same relationship whilst the sharing lasts and (c) the sharing not creating the relationship of landlord and tenant between the Tenant and that Group Company.

22.           ASSIGNMENT

22.1         No Assignment of Part

The Tenant shall not assign any part or parts (as distinct from the whole) of the Premises.

22.2         Circumstances in which consent to Assignment may be withheld

For the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 it is agreed that the Landlord may withhold its consent to an assignment of the whole of the Premises in the following circumstances:-

22.2.1       Where the proposed assignee is not resident in, or in the case of a body corporate, is not incorporated in the United Kingdom.

22.2.2       Where the proposed assignee is a Group Company of the Tenant save where the Landlord (acting reasonably) is satisfied of the financial standing of the proposed assignee considered independently of the Tenant.

22.2.3       Where the proposed assignee is any person or entity who has the right to claim sovereign or diplomatic immunity or exemption from liability from the covenants on the part of the Tenant contained in this Lease.

22.2.4       Where the proposed assignee is any person or entity in relation to whom any of the events mentioned in Clause 31.2 of this Lease would have occurred if that person or entity were the Tenant under this Lease.

22.2.5       Where any Rents or other payment due under this Lease has not been paid prior to completion of the assignment.

22.3         Conditions for Landlord’s Consent

For the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 it is further agreed that any consent of the Landlord to an assignment of the whole of the Premises may where reasonable be subject to:-

22.3.1       a condition requiring the proposed assignee upon completion of the proposed assignment either:-

(a)       to deposit in such account as may be specified by the Landlord a sum equivalent to the Rents reasonably estimated by the Landlord to be prospectively payable for a period of 2 years from the date of completion of the proposed assignment and to deliver to the Landlord a duly executed Deed of Deposit in such form as the Landlord may reasonably require; or

(b)       to deliver to the Landlord a guarantee in favour of the Landlord by one of the English London Clearing Banks in a form first approved in writing by the Landlord (such approval not to be unreasonably withheld) covering the Rents reasonably estimated by the Landlord to be prospectively payable for a period of 2 years from the date of completion of the proposed assignment.

22.3.2       a condition that the Tenant shall, prior to the proposed assignment being completed, execute and deliver to the Landlord a deed which shall be prepared by the Landlord’s solicitors containing covenants on the part of the Tenant in the form of those contained in Schedule 7 (therein defined as the “Present Tenant”).

22.3.3       a condition that the Guarantor shall, prior to the proposed assignment being completed, execute and deliver to the Landlord a deed which shall be prepared by the Landlord’s solicitors containing covenants on the part of the Guarantor in the form of those contained in Schedule 7.

22.3.4       a condition that the Tenant (having received a 1954 Act Notice from the Landlord) shall make a 1954 Act Statutory Declaration in relation to the new lease of the Premises referred to in paragraph 4 of Schedule 7;

22.3.5       a condition that the Guarantor (having received a 1954 Act Notice from the Landlord) shall make a 1954 Act Statutory Declaration in relation to the new lease of the Premises referred to in paragraph 8 of Schedule 7;

22.3.6       a condition that any guarantor of the assignee (having received a 1954 Act Notice from the Landlord) shall make a 1954 Act Statutory Declaration in relation to the new lease of the Premises referred to in paragraph 7 of Schedule 4.

22.4         Assignment of the whole

Without prejudice to the provisions of clauses 21 to 22.3 inclusive the Tenant shall not assign the whole of the Premises without the prior written consent of the Landlord any Superior Landlord and any mortgagee whose consent to an assignment of the Premises may be required and except in relation to the circumstances mentioned in clause 22.2 and the conditions mentioned in clause 22.3 such consent (by the Landlord only) shall not be unreasonably withheld. The parties agree that in considering whether or not the Landlord is reasonably withholding such consent due and proper regard shall be had to the provisions and effect of the Landlord and Tenant (Covenants) Act 1995.

22.5         S.144 LPA 1925

To the extent (if any) necessary to make the foregoing provisions of this Lease effective but not further or otherwise) Section 144 of the Law of Property Act 1925 shall not apply.

23.           UNDERLETTING

23.1         Underletting of part

23.1.1      For the purpose of this clause, “Subletting Unit” means a part of the Premises which is capable of being occupied and used as a separate and self-contained unit with all necessary and proper services.

23.1.2      The Tenant shall not underlet any part of the Premises other than on condition that:-

(a)       the Premises shall not at any time be in the occupation of more than two persons, the Tenant together with any Group Company which is permitted to share occupation under clause 21.2 counting as one;

(b)      the part of the premises to be underlet shall comprise a Subletting Unit only;

(c)       if the Landlord shall reasonably so require, the Tenant shall obtain an acceptable guarantor for any proposed undertenant and such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in Schedule 4 (with any necessary changes reasonably required by the Landlord) or in such other terms as the Landlord may reasonably require;

(d)      before the underlease is completed, or, if earlier, before the undertenant becomes contractually bound to enter the lease and, if appropriate, any guarantor becomes contractually bound to enter into a new lease of the underlet premises pursuant to the terms set out in the guarantee, the underlease and the guarantee are validly excluded from the operation of sections 24 to 28 (inclusive) of the 1954 Act, in accordance with the provisions of section 38A of the 1954 Act and the Tenant provides to the Landlord such written evidence as shall be reasonably satisfactory to the Landlord of such valid exclusions;

(e)       the underlease incorporates the agreement or a reference to the agreement between the parties under section 38A(1) of the 1954 Act for the exclusion of sections 24 to 28 of the 1954 Act in relation to such underlease and any guarantor who may be required to take a lease, and the form of the 1954 Act Notice served by the Tenant on the undertenant and any guarantor of the undertenant (who may be required to take a lease) and the 1954 Act Statutory Declaration made by the undertenant and any guarantor of the undertenant (who may be required to take a lease).

23.2         Underletting of the whole

The Tenant shall not underlet the whole of the Premises other than on condition that:-

23.2.1      if the Landlord shall reasonably so require, the Tenant obtains an acceptable guarantor for any proposed undertenant and such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in Schedule 4 (with any necessary changes) or in such other terms as the Landlord may reasonably require; and

23.2.2       before the underlease is completed, or, if earlier, before the undertenant becomes contractually bound to enter the lease and any guarantor (who may be required to take a lease) becomes contractually bound to enter into a new lease of the underlet premises pursuant to the terms set out in the guarantee, the underlease and the guarantee are validly excluded from the operation of sections 24 to 28 (inclusive) of the 1954 Act, in accordance with the provisions of section 38A of the 1954 Act and the Tenant provides to the Landlord such written evidence as shall be reasonably satisfactory to the Landlord of such valid exclusions; and

23.2.3       the underlease incorporates the agreement or a reference to the agreement between the parties under section 38A(1) of the 1954 Act for the exclusion of Sections 24 to 28 of the 1954 Act in relation to such underlease and any guarantor (who may be required to take a lease), and a reference to the 1954 Act Notice served by the Tenant on the undertenant and any guarantor of the undertenant (who may be required to take a lease) and to the 1954 Act Statutory Declaration made by the undertenant and any guarantor of the undertenant (who may be required to take a lease).

23.3         Underletting rent

The Tenant shall not underlet the whole of the Premises or a Subletting Unit at a fine or premium or at a rent less than the higher of the rent payable under this Lease or, in the case of a Subletting Unit, pro rata on an area basis and the open market rent of the Premises or, in the case of a Subletting Unit, of the Subletting Unit in question, in each case, at the time of such underlease.

23.4         Direct covenants from undertenant

Prior to any permitted underlease, the Tenant shall procure that the undertenant enters into the following direct covenants with the Landlord:-

23.4.1       an unqualified covenant by the undertenant not to assign or charge any part (as distinct from the whole) of the premises to be underlet;

23.4.2       an unqualified covenant by the undertenant not to underlet the whole or any part of the premises to be underlet nor (save by way of an assignment of the whole of the premises to be underlet) part with possession or share the occupation of the whole or any part of the premises to be underlet or permit any person to occupy them;

23.4.3       a covenant by the undertenant not to assign, or charge the whole of the premises to be underlet without the prior written consent of the Landlord, such consent (in the case of the Landlord only) not to be unreasonably withheld (or delayed);

23.4.4       a covenant by the undertenant to perform and observe all the tenant’s covenants contained in (a) this Lease (other than the payment of the Rents) insofar as they relate to the Premises to be underlet and (b) the permitted underlease.

23.5         Contents of underlease

Every permitted underlease (a final copy of which shall be supplied to, and approved by, the Landlord prior to its grant, such approval not to be unreasonably withheld) shall contain: -

23.5.1       provisions for the review of the rent payable under it on an upwards only basis corresponding both as to terms and dates with the rent review provisions in this Lease;

23.5.2       a covenant by the undertenant (which the Tenant covenants to enforce) prohibiting the undertenant from doing or suffering any act or thing on, or in relation to, the premises underlet inconsistent with, or in breach of, this Lease;

23.5.3       a condition for re-entry on breach of any covenant by the undertenant;

23.5.4        the same restrictions as to assignment, underletting, charging and parting with or sharing the possession or occupation of the premises underlet, and the same provisions for direct covenants and registration, as are in this Lease (with any necessary changes).

23.6         Tenant to obtain Landlord’s consent

Without prejudice to the other provisions of this clause, the Tenant shall not underlet the whole of the Premises or underlet a Subletting Unit without the prior written consent of the Landlord, such consent (in the case of the Landlord only), not to be unreasonably withheld or delayed.

23.7         Tenant to enforce obligations

The Tenant shall enforce the performance and observance of the covenants by the undertenant contained in any permitted underlease and shall not, at any time, either expressly or by implication, waive any breach of them.

23.8         Review of underlease rent

The Tenant shall:-

23.8.1       procure that the rent under any permitted underlease is reviewed in accordance with its terms but shall not agree any reviewed rent with the undertenant nor any rent payable on any renewal of it without the prior written consent of the Landlord (such consent not to be unreasonably withheld); and

23.8.2       procure that the Landlord’s representations as to the rent payable under that underlease are made to the independent person appointed to determine the rent under the underlease to the reasonable satisfaction of the Landlord.

23.9         No variation of terms

The Tenant shall not vary the terms of any permitted underlease, without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

23.10       No reduction in rent

The Tenant shall procure that the rent payable under any permitted underlease is not commuted or made payable more than one quarter in advance, and shall not permit any reduction of that rent.

24.           REGISTRATION OF DISPOSITIONS

Within 10 Working Days of every assignment, transfer, assent, underlease, assignment of underlease, mortgage, charge or any other disposition, whether mediate or immediate, of or relating to the Premises, the Tenant shall provide the Landlord or its solicitors with 2 copies (certified as true) of the deed, instrument or other document evidencing or effecting such disposition and, on each occasion, shall pay to the Landlord or its solicitors a fee of £25.00 or such larger sum as may be reasonable.

SECTION 7

LEGAL REQUIREMENTS

25.           STATUTORY REQUIREMENTS

25.1         Tenant to comply with statutes

The Tenant shall, at its expense, comply in all respects with every statute now in force or which may, after the date of this Lease, be in force and any other obligation imposed by law and all regulations laws or directives made or issued by or with the authority of The European Commission and/or The Council of Ministers relating to the Premises or their use by the Tenant, including (but without limitation) the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Defective Premises Act 1972, the Health and Safety at Work etc. Act 1974, the Environmental Protection Act 1990, the Water Resources Act 1991, the Environment Act 1995 and the Disability Discrimination Act 1995.

25.2         Tenant to execute necessary works

The Tenant shall execute all works and provide and maintain all arrangements on or in respect of the Premises which are directed or required as a result of the Tenant’s use of the Premises and which are required by any statute now in force or which may after the date of this Lease be in force or by any government department, local, public or other competent authority or court of competent jurisdiction acting under or in pursuance of any statute, whether any of the same are required to be carried out by the landlord, tenant or occupier, and shall indemnify the Landlord against all reasonable costs, charges, fees and expenses of, or incidental to, the execution of any works or the provision or maintenance of any arrangements so required.

25.3         Tenant to refrain from certain acts

The Tenant shall not do, or omit to be done, in or near the Premises, any act or thing by reason of which the Landlord may, under any statute, incur or have imposed upon it, or become liable to pay, any damages, compensation, costs, charges, expenses or penalty provided always that the Tenant shall not hereby be liable for any failure by the Landlord prior to the date of the Surrendered Lease to comply with any statute now in force relating to the Building or Premises.

26.           PLANNING ACTS

26.1         Tenant’s obligation to comply

The Tenant shall comply with provisions and requirements of the Planning Acts which arise as a result of the Tenant’s occupation and use of the Premises and with any planning permission relating to, or affecting, the Premises, and indemnify the Landlord against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability whatsoever in respect of any non-compliance provided that the Tenant shall not be liable hereby for any failure by the Landlord prior to the date of the Surrendered Lease to comply with such planning permission or the Planning Acts.

26.2         No application for planning permission without consent

The Tenant shall not make any application for planning permission or for other consents required under the Planning Acts in respect of the Premises without the prior written consent of the Landlord, such consent (in the case of the Landlord only) not to be unreasonably withheld or delayed where the application does not include a change of use.

26.3         Tenant to obtain all permissions

The Tenant shall, at its expense, obtain and, if appropriate, renew any planning permission and any other consent and serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance of any use on the Premises.

26.4         Tenant to pay planning charges

The Tenant shall pay and satisfy any charge or levy imposed under the Planning Acts in respect of any Development by the Tenant on the Premises.

26.5         No implementation of permission without approval

The Tenant shall not implement any planning permission or consent required under the Planning Acts before it has been produced to, and approved in writing by, the Landlord, such approval (in the case of the Landlord only) not to be unreasonably withheld but the Landlord may refuse to approve such planning permission or consent on the grounds that any condition contained in it, or anything omitted from it, or the period referred to in it, would, in the reasonable opinion of the Landlord, be or be likely to be prejudicial to the Landlord’s interest in the Premises or the Building or in any Adjoining Property, whether during or following the expiration or earlier determination of the Term.

26.6         Tenant to carry out works before end of Term

Unless the Landlord shall otherwise direct in writing, the Tenant shall carry out and complete before the expiration or earlier determination of the Term:-

26.6.1       any works required to be carried out to the Premises as a condition of any planning permission granted during the Term and implemented by the Tenant whether or not the date by which the planning permission requires such works to be carried out is within the Term; and

26.6.2       any Development begun upon the Premises in respect of which the Landlord may be or become liable for any charge or levy under the Planning Acts.

26.7         Plans etc. to be produced

The Tenant shall produce to the Landlord on demand all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that this clause 26 has been complied with.

26.8         Planning conditions

Where a planning permission has been granted subject to conditions, the Landlord shall be entitled, where it is reasonable to do so, to require the Tenant to provide security for compliance with such conditions, and the Tenant shall not implement the planning permission until security shall have been provided to the reasonable satisfaction of the Landlord.

26.9         Planning refusal

If reasonably required by the Landlord but at the cost of the Tenant, the Tenant shall appeal against any refusal of planning permission or the imposition of any condition in a planning permission relating to the Premises following an application made by the Tenant.

27.           STATUTORY NOTICES

27.1         Notices Generally

The Tenant shall:-

27.1.1       within 5 days (or sooner if necessary having regard to the requirements of the notice or order in question or the time limits stated in it) of receipt of any notice or order or proposal for a notice or order given to the Tenant and relevant to the Premises or any occupier of them by any government department, local, public or other competent authority or court of competent jurisdiction, provide the Landlord with a true copy of it and any further particulars required by the Landlord;

27.1.2       without delay, and at the Tenant’s cost, take all necessary steps to comply with the notice or order; and

27.1.3       at the request of the Landlord and cost of the Landlord, make or join with the Landlord in making such objection, complaint, representation or appeal against or in respect of any such notice, order or proposal as the Landlord shall deem expedient.

27.2         Party Wall etc. Act 1996

The Tenant shall:-

27.2.1       Forthwith after receipt by the Tenant of any notice served on the Tenant under the Party Wall etc. Act 1996 provide the Landlord with a true copy of it and of any further particulars required by the Landlord;

27.2.2       At the request of the Landlord and at the cost of the Landlord make or join with the Landlord in making such objection complaint representation and in serving such counter notice against or in respect of any such notice as the Landlord shall deem expedient;

27.2.3       At the request of the Landlord and at the cost of the Landlord make or join with the Landlord in serving any such notice on any adjoining owner under the Party Wall etc. Act 1996 as the Landlord may from time to time require.

28.           FIRE PRECAUTIONS AND EQUIPMENT

28.1         Compliance with requirements

The Tenant shall comply with the requirements and recommendations of the fire authority and the insurers of the Building and the reasonable requirements of the Landlord in relation to fire precautions affecting the Premises provided that the Tenant shall not be liable hereby for any failure by the Landlord prior to the date of the Surrendered Lease to comply with such requirements and recommendations.

28.2         Fire fighting appliances to be supplied

The Tenant shall keep the Premises equipped with such fire fighting appliances as shall be required by any statute, the fire authority or the insurers of the Building, or as shall be reasonably required by the Landlord or the Superior Landlord (or, at the Landlord’s option, the Tenant shall pay to the Landlord on demand the cost of providing and installing any such appliances) and the Tenant shall keep such appliances open to inspection and maintained to the reasonable satisfaction of the Landlord and cause any sprinkler system and other fire fighting equipment to be inspected at reasonable intervals by a competent person.

28.3         Access to be kept clear

The Tenant shall not obstruct the access to, or means of working, any fire fighting appliances or the means of escape from the Premises or the Building in case of fire or other emergency.

29.           DEFECTIVE PREMISES

Immediately upon becoming aware of the same, the Tenant shall give written notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do, or refrain from doing, any act or thing so as to comply with any duty of care imposed on the Landlord under the Defective Premises Act 1972, and shall display and maintain in the Premises all notices which the Landlord may, from time to time, reasonably require to be displayed in relation to any such matters.

SECTION 8

INSURANCE

30.           INSURANCE PROVISIONS

30.1         Buildings insurance

The Landlord shall use reasonable endeavours to procure that the Building is insured and kept insured by the Superior Landlord against loss or damage by the Insured Risks in accordance with the Superior Landlord’s covenants in that behalf contained in the Superior Lease.

30.2         Noting of Interest

The Landlord shall use its reasonable endeavours to secure the noting of the Tenant’s interest upon the policy or policies of insurance and to ensure the insurers waive any rights of subrogation which they may have against the Tenant.

30.3         Option to determine

If the Premises or the Building shall be so damaged or destroyed by any of the Insured Risks as to render them substantially unfit for use and occupation or inaccessible and if the Superior Landlord does not reinstate or rebuild them at the end of 4 years and 11 months from the date of damage or destruction, then the Landlord or the Tenant may at any time thereafter determine this Lease by giving to the other not less than 1 month’s written notice to be given at any time but such determination shall be without prejudice to any claim which the Landlord may have against the Tenant or any Guarantor or which the Tenant may have against the Landlord for any previous breach of covenant or sum previously accrued due.

30.4         Payment of insurance money refused

If payment of any insurance money is refused as a result of some act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them, the Tenant shall pay to the Landlord, on written demand, the amount so refused with interest on that amount at the Prescribed Rate from and including the date of such refusal to the date of payment by the Tenant.

30.5         Suspension of rent payments

If the Premises or the Building or any part of them shall be damaged or destroyed by any of the Insured Risks so as to render the Premises unfit for use and occupation or inaccessible, the Principal Rent, or a fair proportion of it according to the nature and extent of the damage sustained, shall not be payable until the Premises or the part damaged or destroyed shall be again rendered fit for use and occupation and accessible or for a period equal to the number of years for which insurance against loss of rent has been effected pursuant to the Superior Lease (whichever is the earlier). Such suspension of rent shall be conditional upon the insurance not having been vitiated or payment of the policy monies refused wholly or partly as a result of some act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them. Any dispute regarding the suspension of payment of the Principal Rent shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by the President in accordance with the Arbitration Act 1996 PROVIDED that if the circumstances envisaged by Clause 30.5 occur before the Rent Commencement Date the period during which the Principal Rent ceases to be payable pursuant to Clause 30.5 shall be extended by the number of days from and including the date of damage or destruction to and including the day before the Rent Commencement Date.

30.6         Benefit of other insurances

If the Tenant shall become entitled to the benefit of any insurance covering any part of the Premises which is not effected or maintained in pursuance of the obligations contained in this Lease, the Tenant shall apply any money received from such insurance

(in so far as it extends) in making good the loss or damage in respect of which it shall have been received.

30.7         Insurance becoming void

The Tenant shall not do, or omit to do:-

30.7.1       anything which could cause any policy of insurance covering the Premises or the Building or any Adjoining Property owned by the Landlord or the Superior Landlord to become wholly or partly void or voidable; or

30.7.2       anything whereby any abnormal or loaded premium may become payable in respect of the policy,

and, in any event, the Tenant shall pay to the Landlord on written demand all expenses incurred by the Superior Landlord in renewing any such policy.

30.8         Requirements of insurers

The Tenant shall, at all times, comply with any known requirements and recommendations of the insurers of the Building so far as such requirements relate to the Premises and the use thereof by the Tenant.

30.9         Notice by Tenant

The Tenant shall give notice to the Landlord immediately on the happening of any event or thing which might affect any insurance policy relating to the Premises or the Building.

SECTION 9
DEFAULT OF TENANT AND RIGHTS OF RE-ENTRY

31.           DEFAULT OF TENANT

31.1         Re-entry

Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, on or at any time after the happening of any of the events mentioned in clause 31.2, the Landlord may re-enter the Premises or any part of them in the name of the whole, and the Term shall then end, but without prejudice to any claim which the Landlord may have against the Tenant or any Guarantor for any previous breach of covenant or sum previously accrued due.

31.2         Events of default

The events referred to in clause 31.1 are the following:-

31.2.1       if the Rents or any part of them shall be unpaid for 10 Working Days after becoming payable (whether formally demanded or not); or

31.2.2       if any of the covenants by the Tenant contained in this Lease shall not be performed and observed; or

31.2.3       if the Tenant, for the time being, and/or the Guarantor (if any) (being a body corporate or a partnership):-

(a)       calls, or a nominee on its behalf calls, a meeting of any of its creditors; or makes an application to the Court under Section 425 of the Companies

Act 1985; or submits to any of its creditors a proposal under Part I of the Insolvency Act 1986; or enters into any arrangement, scheme, compromise, moratorium or composition with any of its creditors (whether under Part I of the Insolvency Act 1986 or otherwise); or

(b)       has an administrative receiver or a receiver or a receiver and manager appointed in respect of the Tenant’s or the Guarantor’s property or assets or any part; or

(c)       resolves or any person resolves to present a petition or application for the making of an administration order or to appoint an administrator in respect of the Tenant or the Guarantor (as the case may be) or a person (who is entitled to do so) gives notice of its intention to appoint an administrator to it or files such a notice with the court; or

(d)       has an administrator appointed in respect of it; or

(e)       has a winding-up petition or petition or application for the making of an administration order presented against it; or passes a winding-up resolution (other than a voluntary winding-up whilst solvent for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord); or calls a meeting of its creditors for the purposes of considering a resolution that it be wound-up voluntarily; or resolves to present its own winding-up petition; or is wound-up (whether in England or elsewhere); or has a liquidator or provisional liquidator appointed; or

(f)        shall cease for any reason to maintain its corporate existence; or is struck off the register of companies; or otherwise ceases to exist; or

31.2.4       if any person gives notice of that person’s intention to appoint an administrator to the Tenant and/or Guarantor (if any) (the Tenant, for the time being, and/or the Guarantor (if any) being a body corporate or a partnership);or

31.2.5       if the Tenant, for the time being, and/or the Guarantor (if any) (being an individual, or if more than one individual, then any one of them) makes an application to the Court for an interim order under Part VIII of the Insolvency
Act 1986; or convenes a meeting of, or enters into any arrangement, scheme, compromise, moratorium or composition with, any of his creditors (whether under Part VIII of the Insolvency Act 1986 or otherwise); or has a bankruptcy petition presented against him or is adjudged bankrupt (whether in England or elsewhere); or has a receiver appointed in respect of the Tenant’s or the Guarantor’s property or assets or any part; or

31.2.6       if analogous proceedings or events to those referred to in this clause shall be instituted or occur in relation to the Tenant, for the time being, and/or the Guarantor (if any) elsewhere than in the United Kingdom; or

31.2.7       if the Tenant, for the time being, and/or the Guarantor (if any) suffers any distress or execution to be levied on the Premises which is not discharged in full within 21 days after the levy has been made; or becomes unable to pay its debts as and when they fall due.

SECTION 10
LANDLORD’S SERVICES AND SERVICE CHARGE

32.           LANDLORD’S SERVICES

32.1         Provision of Services

Subject to the Tenant paying the Service Charge, the Landlord covenants with the Tenant that it shall use reasonable endeavours to provide the following services in accordance with the principles of good estate management:-

32.1.1      Repairs

So far as may be necessary for the reasonable use and enjoyment by the Tenant of the Premises and the Building, to keep the Retained Parts in good repair and condition;

32.1.2      Common Parts

To keep clean and maintained in a proper manner the Common Parts, including their windows, and any lavatory or kitchen of which the Tenant has the use, and, where appropriate, to keep them adequately lighted during Business Hours;

32.1.3      Lift(s)

During Business Hours, to provide a lift service by the operation of the lifts now installed in the Building or by such substituted lifts as the Landlord may, in its discretion, from time to time install and to keep such lifts in working order and to carry out any repairs to the lifts as soon as reasonably practicable;

32.1.4      Hot and cold water

During Business Hours, to provide an adequate supply of hot water and cold water to the wash basins in any lavatory or kitchen in Demise 1 of which the Tenant has the use;

32.1.5      Heating

During Business Hours, to provide to the Premises and the Common Parts heating to such temperature as the Landlord may from time to time consider adequate and for such periods of the year as the Landlord may consider desirable;

32.1.6      Air Conditioning

During Business Hours, to provide air conditioning to the Premises to such standard as the air conditioning system was designed to achieve;

32.1.7      Staff

To employ such staff as the Landlord may, in its discretion, deem desirable or necessary to enable it to provide any of the services in the Building and for its general management and security;

32.1.8      Name Boards

To provide name boards of such size and design as the Landlord may, in its discretion, determine in the main entrance to the Building and at such other locations as the Landlord may consider desirable;

32.2         Appointment of agents

In performing its obligations under this clause, the Landlord shall be entitled to employ such agents, contractors or other persons as it may think fit, and to delegate its duties and powers to them and their fees and expenses shall form part of the Expenditure (as defined in clause 33).

32.3         Variation of services

The Landlord may, at its discretion, add to, extend, vary or withhold from time to time any of the services referred to in this clause if the Landlord shall reasonably consider it desirable to do so for the more efficient management, operation or security of the Building, or for the comfort of the tenants in the Building but so that the quality of the services in Clause 32 above shall not be materially diminished.

32.4         Failure by Landlord to provide services

The Landlord shall not be liable to the Tenant in respect of any failure by the Landlord to perform any of the services referred to in this clause unless the Tenant has given to the Landlord written notice of the failure in question and the Landlord has failed within a reasonable time to remedy it, and then the Landlord shall be liable to compensate the Tenant only for any loss or damage sustained by the Tenant after that reasonable time has elapsed.

32.5         Exclusion of Landlord’s liability

The Landlord shall not incur any liability for any failure or interruption in any of the services to be provided by the Landlord or for any inconvenience or injury to person or property arising from that failure or interruption, in either case due to any maintenance, servicing, repair, replacement, mechanical breakdown, failure, malfunction, shortages, labour disputes or any cause or circumstance beyond the control of the Landlord, but the Landlord shall use reasonable endeavours to cause the service in question to be reinstated with the minimum of delay.

33.           SERVICE CHARGE

33.1         Definitions

In this Lease:-

33.1.1       “Accountant” means any person appointed by the Landlord (including any employee of the Landlord or of a Group Company of the Landlord) to perform the function of an accountant in relation to the Expenditure;

33.1.2      “Advance Payment” means the Service Charge Percentage of the Estimated Expenditure;

33.1.3      “Estimated Expenditure” means, for any Financial Year during the Term, such sum as the Landlord may, from time to time, specify as being a fair and reasonable estimate of the Expenditure for the current Financial Year based on a budget prepared by the Landlord and submitted to the Tenant, and includes, for the Financial Year in question, any revised budget of the Landlord’s estimate of the Expenditure for that Financial Year;

33.1.4      “Expenditure” means:-

(a)       the aggregate of all costs, expenses and outgoings whatsoever incurred by the Landlord in complying with its covenants under clause 32 and in respect of the items set out in Schedule 5, whether the Landlord is obliged by this Lease to incur them or not; and

(b)       such sums or provision as the Landlord may, in its discretion, consider fair and reasonable in the circumstances to set aside from time to time for the purpose of providing for periodically recurring items of expenditure, whether recurring at regular or irregular intervals or for anticipated expenditure in respect of any of the services to be provided by the Landlord or any of the items set out in Schedule 5;

33.1.5       “Financial Year” means the period from 29 September in every year to 28 September of the following year, or such other period as the Landlord may, in its discretion, from time to time determine;

33.1.6       “Retail Price Index” means the all items index number published by the office of National Statistics (or any successor ministry or department) or in the event that such index ceases to exist or there is a change to the basis on which the index is calculated such other index as the parties may agree such index to be determined in the absence of agreement between the parties by the president for the time being of the Royal Institute of Chartered Surveyors on the application of either party;

33.1.7       “Service Charge” means the Service Charge Percentage of the Expenditure;

33.1.8       “Service Charge Percentage” means that proportion of the Expenditure which the Net Internal Area of the Premises bears to the aggregate of the Net Internal Area of the Lettable Area;

33.1.9       “Service Charge Commencement Date” means the Term Commencement Date;

33.1.10     “Provisional Quarterly Service Charge Payment” twenty thousand, one hundred and ninety-one pounds and fifty pence (£20,191.50) exclusive of VAT.

33.2         Account of Expenditure

The Landlord shall, as soon as practical after the end of each Financial Year, prepare an account showing the Expenditure for that Financial Year and containing a fair summary of the various items comprising the Expenditure, and on such account being certified by the Accountant and a copy of it supplied to the Tenant, such supply to be no later than three months after the end of the relevant Financial Year, it shall be conclusive evidence, for the purposes of this Lease, of all matters of fact referred to in the account (save in the case of manifest error).

33.3         Advance Payment

The Tenant shall pay to the Landlord on account of the Service Charge:-

33.3.1       for the period beginning on the Service Charge Commencement Date to the end of the Financial Year current at the date of this Lease the Advance Payment for that Financial Year; and

33.3.2       for each Financial Year following that current at the date of this Lease the Advance Payment,

all such payments to be made by equal quarterly payments in advance on the same dates as the Principal Rent is payable and to be subject to adjustment if the Estimated Expenditure is revised as contemplated by its definition, the first instalment, being a proportion of the Provisional Quarterly Service Charge Payment for the period beginning on the Service Charge Commencement Date and ending on the day before the quarter day following the Service Charge Commencement Date, to be made on the date of this Lease.

33.4         Balancing payment

If the Service Charge for any Financial Yean:-

33.4.1       shall exceed the Advance Payment for that Financial Year then the excess shall be paid by the Tenant to the Landlord on written demand; or

33.4.2       shall be less than the Advance Payment for that Financial Year, the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge, or, if there is none, refunded to the Tenant without delay.

33.5         Omissions

Any omission by the Landlord to include in the account of the Expenditure in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including that sum or the amount of that liability in any subsequent Financial Year as the Landlord shall determine.

33.6         Continuing application of provisions

This clause shall continue to apply notwithstanding the expiration or earlier determination of the Term but only in respect of the period down to such expiration or earlier determination, the Service Charge for that Financial Year for that period being apportioned on a daily basis.

SECTION 11

SUPERIOR LEASE

34.           OBLIGATIONS AND CONSENTS UNDER SUPERIOR LEASE

34.1         Obligations by Tenant

The Tenant shall perform and observe the tenant’s covenants in the Superior Lease (other than the covenant to pay rents) so far as any of them relate to the Premises but not any tenant’s covenant which is expressly assumed by the Landlord under this Lease.

34.2         Obligations by Landlord

The Landlord shall pay the rents reserved by the Superior Lease and, by way of indemnity only, perform and observe the tenant’s covenants contained in the Superior Lease to the extent that the Superior Landlord requires any such covenant to be performed but excluding any tenant’s covenants which are to be performed and observed by the Tenant under this Lease.

34.3         Consents under Superior Lease

Where the Tenant applies to the Landlord for any consent in respect of any matter mentioned in this Lease and, under the Superior Lease, the consent of the Superior Landlord is also required in respect of that matter then, at the written request and at the cost of the Tenant, the Landlord shall use reasonable endeavours to obtain that consent of the Superior Landlord but only in those cases where the Landlord is willing to give its consent or where the Landlord’s consent is not to be unreasonably withheld.

SECTION 12

MISCELLANEOUS

35.           QUIET ENJOYMENT

The Landlord covenants with the Tenant that the Tenant, paying the Rents and performing and observing the covenants on the part of the Tenant contained in this Lease, shall and may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under, or in trust for it.

36.           EXCLUSION OF IMPLIED COVENANTS BY LANDLORD

Any covenants on the part of the Landlord which would otherwise be implied by law are hereby expressly excluded.

37.           DISCLOSURE OF INFORMATION

Upon making any application or request in connection with the Premises or this Lease, or upon written request by the Landlord from time to time, the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require and, whenever the Landlord shall reasonably request, the Tenant shall supply full particulars of all occupations and derivative interests in the Premises, however remote or inferior.

38.           INDEMNITY

The Tenant shall keep the Landlord fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in any way out of:-

38.1         any act, omission, neglect or default of the Tenant or any persons in the Premises expressly or impliedly with the Tenant’s authority; or

38.2         any breach of any covenant by the Tenant contained in this Lease.

39.           REPRESENTATIONS

The Tenant acknowledges that this Lease has not been entered into in reliance, wholly or partly, on any statement or representation made by, or on behalf of, the Landlord, except any such statement or representation that is expressly set out in this Lease.

40.           EFFECT OF WAIVER

Each covenant by the Tenant shall remain in full force even though the Landlord may have waived or released it temporarily or waived or released (temporarily or permanently, revocably or irrevocably) a similar covenant affecting other property belonging to the Landlord.

41.           NOTICES

41.1         Notices to Tenant or Guarantor

Any demand or notice required to be made, given to, or served on, the Tenant or the Guarantor (if any) under this Lease shall be duly and validly made, given or served if addressed to the Tenant or the Guarantor respectively (and, if there shall be more than one of them, then any one of them) and delivered personally, or sent by pre-paid registered or recorded delivery mail, or sent by fax addressed (in the case of a company) to its registered office, or (whether a company or individual) its last known address, or (in the case of a notice to the Tenant) the Premises.

41.2         Notices to Landlord

Any notice required to be given to, or served on, the Landlord shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail, or sent by fax addressed to the Landlord at its registered office.

42.           EXCLUSION OF STATUTORY COMPENSATION

Except where any statute prohibits or modifies the right of the Tenant to compensation being reduced or excluded by agreement, neither the Tenant nor any undertenant (whether immediate or not) shall be entitled, on quitting the Premises or any part of them, to claim any compensation from the Landlord under the Landlord and Tenant Act 1954.

43.           EXCLUSION OF SECTIONS 24 TO 28 (INCLUSIVE) OF THE 1954 ACT

43.1         Tenant’s confirmation

The Tenant confirms that before it became contractually bound to enter into the tenancy created by this Lease the Landlord served on the Tenant a 1954 Act Notice dated                                2006 in relation to such tenancy and the Tenant, or a person duly authorised by the Tenant, made a 1954 Act Statutory Declaration dated                                2006 in response to such 1954 Act Notice.

43.2         Tenant’s authorisation of person making declaration

The Tenant further confirms that, where the above 1954 Act Statutory Declaration was made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make this 1954 Act Statutory Declaration on behalf of the Tenant.

43.3         Exclusion of Sections 24 to 28

The Landlord and the Tenant agree that the provisions of sections 24 to 28 of the 1954 Act shall be excluded in relation to the tenancy created by this Lease.

44.           NEW TENANCY

This Lease constitutes a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

45.           INVALIDITY OF CERTAIN PROVISIONS

If any term of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Lease or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

46.           THIRD PARTY RIGHTS

46.1         Exclusion of rights

Subject to any provisions of this Lease under which rights are granted to third parties by express reference to the Contracts (Rights of Third Parties) Act 1999, a person who is not a party to this Lease (in this clause a “third party”) has no right under that Act to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

47.           CLOSURE OF TITLE AT THE LAND REGISTRY

47.1         Applications to close title and cancel notice

The Tenant covenants with the Landlord that immediately upon expiry or sooner determination of the Term, the Tenant shall use its reasonable endeavours to assist the Landlord with any application by the Landlord to determine the registration of the Lease at the Land Registry.

IN WITNESS whereof this Deed has been executed by the parties and is intended to be and is hereby delivered on the date first written above.

SCHEDULE 1

RIGHTS AND EASEMENTS GRANTED

1.           Subject to any existing or future regulations made by the Landlord and to any temporary interruption for repairs, alterations or replacements, the right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and all persons having a similar right):-

1.1        to use such of the Common Parts as shall be designated from time to time for use by the Tenant for all proper purposes in connection with the use and enjoyment of the Premises;

1.2        to use the passenger lifts in the Building for the purpose only of obtaining access to and egress from the Premises;

1.3        to use such of the lavatories and the kitchens in the Building as shall be designated from time to time for use by the Tenant;

2.          Subject to any temporary interruption for repairs, alterations or replacements, the right to the passage of any of the Utilities to and from the Premises through any relevant Conduits which are now or (within a period of 80 years after the date of this Lease) may be in, under, or over any other part of the Building, in each case so far as any of the same are necessary for the reasonable use and enjoyment of the Premises;

3.          The right of support and protection from all other parts of the Building as is now enjoyed by the Premises;

4.          The right for the Tenant to have displayed on any name board provided by the Landlord in the main entrance to the Building the name and location within the Building of the offices of the Tenant (in a style previously approved by the Landlord);

5.          The right, in emergencies or during fire drills, to enter and use other parts of the Building designated by the Landlord as a means of escape

SCHEDULE 2

EXCEPTIONS AND RESERVATIONS

1.           There are excepted and reserved to the Landlord the Superior Landlord and the tenants and occupiers of the Building and any Adjoining Property and all other persons authorised by the Landlord or having similar rights:-

1.1        the right to the passage and running of the Utilities through any relevant Conduits which are now, or may at any time be in, under, or over the Premises;

1.2        the right at all reasonable times and upon prior notice, except in the cases of emergency, to enter the Premises in order to:-

1.2.1         inspect, clean, maintain, repair, connect, remove, lay, renew, relay, replace, alter or execute any works whatsoever to, or in connection with, any of the Conduits or any other services;

1.2.2         execute repairs, decorations, alterations or any other works, and to make installations to, the Premises, the Building or to any Adjoining Property; or

1.2.3         do anything which the Landlord may do under this Lease;

1.3        the right to erect scaffolding for the purpose of repairing or cleaning the Building or any building now, or after the date of this Lease, erected on any Adjoining Property, or in connection with the exercise of any of the rights mentioned in this Schedule even though such scaffolding may temporarily restrict the access to, or enjoyment or use of, the Premises;

1.4        any rights of light, air, support, protection and shelter or other easements and rights now, or after the date of this Lease, belonging to, or enjoyed by, other parts of the Building or any Adjoining Property;

1.5        full right and liberty at any time after the date of this Lease to raise the height of, or make any alterations or additions or execute any other works to, the Building or any buildings on any Adjoining Property, or to erect any new buildings of any height on any Adjoining Property in such manner as the Landlord or the person exercising the right shall think fit and even though they may obstruct, affect or interfere with the amenity of, or access to, the Premises or the passage of light and air to the Premises, but not so that the Tenant’s use and occupation of them is materially affected;

1.6        the right, in emergencies or during fire drills, to enter the Premises and use any designated escape route;

2.          Any rights or easements excepted and reserved in paragraph 1 over anything which is not in being at the date of this Lease shall be effective only in relation to any such thing which comes into being before the expiry of 80 years from today, which shall be the perpetuity period applicable to this Lease.

SCHEDULE 3

USE RESTRICTIONS

1.          Dangerous materials and use of machinery

The Tenant shall not:-

1.1        bring into the Building or keep in the Premises any article or thing which is or may become combustible, dangerous, explosive, inflammable, offensive or radio-active, or which might increase the risk of fire or explosion;

1.2        keep or operate in the Premises any machinery which is unduly noisy or causes vibration, or which is likely to annoy or disturb any other tenant or occupier of the Building.

2.          Overloading floors and services

The Tenant shall not:-

2.1         overload the floors of the Premises or the Building nor suspend any excessive weight from any ceiling, roof, stanchion, structure or wall of the Building nor overload any Utility in or serving it;

2.2         do anything which may subject the Premises or the Building to any strain beyond that which they are designed to bear (with due margin for safety), and shall pay to the Landlord, on written demand, any expense reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Premises or the Building is being, or is about to be, overloaded;

2.3         exceed the weight limits prescribed for any lift in the Building.

3.          Discharges into Conduits

The Tenant shall not discharge into any Conduit any oil or grease or any noxious or deleterious effluent or substance which may cause an obstruction or might be or become a source of danger, or which might damage any Conduit or the drainage system of the Building or any Adjoining Property.

4.          Disposal of refuse

The Tenant shall not deposit in the Common Parts any refuse, rubbish or trade empties of any kind other than in proper receptacles and as may be designated by the Landlord, and shall not burn any refuse or rubbish on the Premises.

5.          Obstruction of Common Parts

The Tenant shall not do anything as a result of which the Common Parts or other area over which the Tenant may have rights of access or use may be damaged, or their fair use by others may be obstructed in any way and shall not park any vehicle on any road or open area forming part of the Building.

6.           Prohibited uses

The Tenant shall not use the Premises for any public or political meeting, or public exhibition or public entertainment, show or spectacle; or for any dangerous, noisy, noxious or offensive business, occupation or trade; or for any illegal or immoral purpose; or for residential or sleeping purposes; or for betting, gambling, gaming or wagering; or as a betting office; or as a club; or for the sale of any beer, wines or spirits; or for any auction.

7.           Nuisance

The Tenant shall not:-

7.1         do anything in the Premises or the Building which may be or become a nuisance, or which may cause annoyance, damage, disturbance or inconvenience to, the Landlord or any other tenant or occupier in the Building or any owner or occupier of any Adjoining Property, or which may be injurious to the amenity, character, tone or value of the Building or prejudicially affect or depreciate the Premises or any Adjoining Property or damage any Conduits on or near the Premises nor do anything which may be or become dangerous, noxious or offensive nor suffer or permit any waste, spoil or destruction;

7.2         play any musical instrument, or use any loudspeaker, radio, tape recorder, record or compact disc player or similar apparatus in such a manner as to be audible outside the Premises;

7.3         place outside the Premises or in the Common Parts or expose from any window of the Premises any articles, goods or things of any kind.

SCHEDULE 4

COVENANTS BY GUARANTOR

1.           Covenant and indemnity by Guarantor

The Guarantor:-

1.1        covenants with the Landlord, as a primary obligation, that the Present Tenant or the Guarantor shall, at all times during the Term (including any continuation or renewal of this Lease), duly perform and observe all the covenants on the part of the Tenant contained in this Lease, including the payment of the Rents and all other sums payable under this Lease in the manner and at the times specified in this Lease;

1.2        indemnifies, as a primary obligation, the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Present Tenant in the performance and observance of any of its obligations or the payment of any rent and other sums; and

1.3        indemnifies, as a primary obligation, the Landlord against any loss sustained by the Landlord as a result of any of the obligations of the Present Tenant contained in this Lease being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever and whether or not known to the Landlord, the amount of such loss being the amount which the Landlord would otherwise have been able to recover from the Present Tenant.

2.           Guarantor’s liability

The Guarantor further covenants with the Landlord, as a primary obligation, that the Guarantor shall be liable (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Present Tenant under this Lease and agrees that the Landlord, in the enforcement of its rights under this Lease, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.

3.           Waiver by Guarantor

The Guarantor waives any right to require the Landlord to proceed against the Present Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

4.           Postponement of claims by Guarantor against Tenant

The Guarantor further covenants with the Landlord that the Guarantor shall:-

4.1         not claim in any liquidation, bankruptcy, composition or arrangement of the Present Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Present Tenant;

4.2         hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Present Tenant whilst any liabilities of the Present Tenant or the Guarantor to the Landlord remain outstanding; and

4.3         not exercise any right or remedy in respect of any amount paid or any liability incurred by the Guarantor in performing or discharging its obligations contained in this Schedule, or claim any contribution from any other guarantor.

5.           Postponement of participation by Guarantor in security

The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Present Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

6.           No release of Guarantor

None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal obligor under this Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:-

6.1         any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of the Rents or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

6.2         any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

6.3         any extension of time given by the Landlord to the Tenant;

6.4         any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord’s reversion or the assignment of this Lease;

6.5         any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

6.6         any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside, or in excess of, the powers of the Tenant;

6.7         any other act, omission, matter or thing whatsoever as a result of which, but for this provision, the Guarantor would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord).

7.           Disclaimer or forfeiture of Lease

The Guarantor further covenants with the Landlord that:-

7.1         if a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease; or

7.2         if this Lease shall be forfeited; or

7.3         if the Present Tenant shall cease to exist

the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within six (6) months after such disclaimer or other event so requires accept from, and execute and deliver to, the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the cost of the Guarantor and to be at the same Rents and subject to the same covenants and provisions as are contained in this Lease.

8.           Guarantor to pay sum equal to rents

If the Landlord shall not require the Guarantor to take a new lease pursuant to paragraph 7, the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the Rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of six (6) months from such date or until the Landlord shall have granted a lease of the Premises to a third party (whichever shall occur first).

9.           Benefit of guarantee

This guarantee shall ensure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment.

10.         Guarantor to join in Authorised Guarantee Agreement

The Guarantor covenants with the Landlord, and as a separate covenant with the Present Tenant, that the Guarantor will join in, and execute and deliver to the Landlord, any deed which the Present Tenant is required to execute and deliver to the Landlord pursuant to clause 22.3.2, so as to give the covenants on the part of the Guarantor contained in that deed.

11.         Invalidity of certain provisions

If any term of this guarantee or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this guarantee or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this guarantee shall be valid and be enforced to the fullest extent permitted by law.

SCHEDULE 5

ITEMS OF EXPENDITURE AS REFERRED TO IN CLAUSE 33

1.             Repairs and maintenance

1.1           Repairing, maintaining, decorating and (where appropriate) cleaning, lighting, heating, servicing and (as and when necessary) altering, reinstating, renewing or rebuilding each part of the Retained Parts;

1.2           Carpeting, furnishing and equipping the Retained Parts as the Landlord may determine, including providing floral decorations, desks, tables, chairs and other fixtures and fittings in the main entrance halls and lift lobby areas.

2.             Plant and machinery

Providing, maintaining, repairing, operating, inspecting, servicing, cleaning, lighting and (as and when necessary) renewing or replacing any plant, machinery, apparatus and equipment in the Retained Parts, including any boiler and items relating to the ventilation, heating, air conditioning and hot and cold water systems, any lift, lift shaft and lift motor room, any fuel and electricity for them and any necessary maintenance contracts and insurance in respect of them.

3.             Security and emergency systems

Providing, maintaining, repairing, operating, inspecting, servicing, cleaning and (as and when necessary) renewing or replacing any security or emergency systems for the Building, including alarm systems, internal telephone systems, closed circuit television systems, generators, emergency lighting, fire detection or prevention systems, sprinkler systems, any fire escapes for the Building and fire fighting and fire prevention equipment and appliances (other than those for which a tenant is responsible) and any traffic barriers, car park and traffic control and security systems.

4.             Staff

Providing staff (including such direct or indirect labour as the Landlord considers appropriate) for the day-to-day running of the installations and plant in, and the provision of other services to, the Building and for its general management, operation and security and all other incidental expenditure, including:-

4.1           insurance, health, pension, welfare, severance and other payments, contributions and premiums;

4.2           providing uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;

4.3           providing, maintaining, repairing, decorating and lighting any accommodation and facilities for staff, including any residential accommodation for staff employed in the Building, and any rates, gas or electricity charges in respect of it, and any actual or notional rent for such accommodation.

5.             Signs etc.

Providing, maintaining and renewing name boards and signs in the main entrance halls, lift lobby areas and any other parts of the Building, and any directional signs and fire regulation notices and any flags, flag poles, television and radio aerials and satellite dishes.

6.             Refuse

Providing and (when necessary) renewing or replacing any palladins, compactors or other receptacles for refuse for the Building and the cost of collecting, storing and disposing of refuse.

7.             Landscaping

Providing and maintaining floodlighting and any plants, shrubs, trees or garden or grassed areas in the Retained Parts.

8.             Miscellaneous items

8.1           Leasing or hiring any of the items referred to in this Schedule.

8.2           Interest, commission and fees in respect of any monies borrowed to finance the provision of services and any of the items referred to in this Schedule.

8.3           Enforcing for the general benefit of the tenants of the Building (as determined by the Landlord) the covenants in any of the other leases of the Building.

9.             Insurance

9.1           Periodic valuations of the Building for insurance purposes.

9.2           Works required to the Building in order to satisfy the requirements of any insurer of the Building.

9.3           Property owner’s liability, third party liability and employer’s liability and such other insurances as the Landlord may, from time to time, determine.

9.4           Any amount which may be deducted or disallowed by any insurer of the Building under any excess provision in the insurance policy on settlement of any claim by the Landlord.

10.           Common facilities

Making, laying, repairing, maintaining, rebuilding, decorating, cleaning and lighting (as the case may require), any roads, ways, forecourts, passages, pavements, party walls or fences, party structures, Conduits or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by, the Building in common with any Adjoining Property.

11.           Outgoings

All existing or future rates (including water rates) taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable by the Landlord in respect of the Retained Parts or any part of them.

12.           Statutory requirements

Carrying out any works to the Building required to comply with any statute (other than works for which any tenant or occupier is responsible).

13.           Representations

Taking any steps considered desirable or expedient by the Landlord for complying with, making representations against, or otherwise contesting liability under, any statute concerning town planning, public health, highways, streets, drainage and any other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly responsible.

14.           Management

14.1         The proper and reasonable fees, costs, expenses and disbursements of the Accountant or any other person employed or retained by the Landlord for, or in connection with, surveying and accounting functions, the collection of rents, the performance of the services and any other duties in and about the Building or any part of it, and relating to the general management, administration, security, maintenance, protection and cleanliness of the Building.

14.2         The proper and reasonable fees and expenses of the Landlord or a Group Company of the Landlord in connection with the management of the Building and any of the functions and duties referred to in paragraph 14.1 that may be undertaken by the Landlord or that Group Company, such fees and expenses to include overheads and profits commensurate with current market practice of property companies providing management services.

15.           Adjoining/Neighbouring Property

Any payments made by the Landlord as tenant under the Superior Landlord pursuant to clause 7(5) of the Superior Lease.

16.           Reserve Fund

Such annual provision as the Landlord may, in its discretion, determine as being proper and reasonable and in the interest of good estate management for the establishment and maintenance of a reserve fund for the replacement of any boilers, plant, machinery, apparatus and equipment in the Retained Parts.

17.           Generally

Any other costs and expenses which the Landlord incurs in providing such other services and in carrying out such other works as the Landlord may, in its discretion, consider desirable or necessary for the benefit of the Building or any part of it or the tenants or occupiers of it, or for securing or enhancing any amenity of, or within, the Building, or in the interest of good estate management.

18.           Value Added Tax

Value Added Tax in respect of any item of expenditure referred to in this Schedule to the extent that it is not otherwise recoverable by the Landlord.

SCHEDULE 6

DEEDS AND DOCUMENTS CONTAINING MATTERS TO WHICH THE PREMISES ARE SUBJECT

1.              Property and Charges Register of Title No. NGL66474 and Title Number NGL632309

2.              Lease dated 18 October 1988 made between Hammerson (Amethyst) Properties Limited and Taisei Europe Limited (1) and the London Electricity Board (2)

3.              Superior Lease

4.              Party Wall Award dated 20 March 1989

5.              Party Wall Award dated 22 June 1989

6.              Deed dated 12 November 1992 between Yasuda Properties (UK) Limited (1) The Fuji Bank Limited (2) and MEPC plc (3)

SCHEDULE 7

AUTHORISED GUARANTEE AGREEMENT TO BE GIVEN BY TENANT PURSUANT TO CLAUSE 22.3.2

THIS DEED is made the [             ] day of [              ]

BETWEEN:-

1.             [                                                                     ] whose registered office is at [              ] (registered number: [                                             ]) (the “Present Tenant”) [and]

2.             [                                                                 ] whose registered office is at [        ] (registered number: [                                       ]) (the “Landlord”) [and]

3-             [[                                                                          ] whose registered office is at [                   ] (registered number: [                                 ]) (the “Guarantor”)]

WHERE AS:-

(A)          This Agreement is made pursuant to the lease dated [                          ] and made between Mizuho Corporate Bank, Ltd. (1) and ITG Europe (2) (the “Lease”) which expression shall include (where the context so admits) all deeds and documents supplemental to it (whether expressed to be so or not) relating to the premises at part of the 6th Floor, River Plate House, 7/11 Finsbury Circus, London EC2M 7DH (the “Premises”).

(B)           The Present Tenant holds the Premises under the Lease and wishes to assign the Lease to [                         ] (the “Assignee”), and pursuant to the Lease the Landlord’s consent is required to such assignment (the “Assignment”) and such consent is given subject to a condition that the Present Tenant [and the Guarantor] [is/are] to enter into a deed in the form of this Deed .

NOW THIS DEED WITNESSES as follows:-

1.             Definitions

In this Deed the following expressions shall have the following meanings:

“1954 Act” means the Landlord and Tenant Act 1954.

“1954 Act Notice” means a notice in a form complying with the requirements of section 38A(3)(a) of the 1954 Act.

“1954 Act Statutory Declaration” means a statutory declaration in a form complying with the requirements of section 38A(3)(b) of the 1954 Act.

“Tenancy” means in relation to the Present Tenant, the tenancy to be created pursuant to paragraph 4 and in relation to the Guarantor, the tenancy to be created pursuant to paragraph 8.

2.             Authorised Guarantee

Pursuant to the condition referred to above, the Present Tenant covenants with the Landlord, as a primary obligation, that the Assignee or the Present Tenant shall, at all times during the period (the “Guarantee Period”) from the completion of the Assignment until the Assignee shall have ceased to be bound by the tenant covenants (which in this Deed shall have the meaning attributed by section 28(1) of the Landlord and Tenant (Covenants) Act 1995 (the “1995 Act”)) contained in the Lease (including the payment of the rents and all other sums payable under the Lease in the manner and at the times specified in the Lease), duly perform and observe the tenant covenants.

3.             Present Tenant’s liability

3.1           The Present Tenant agrees that the Landlord, in the enforcement of its rights under this Deed, may proceed against the Present Tenant as if the Present Tenant were the sole or principal debtor in respect of the tenant covenant in question.

3.2           For the avoidance of doubt, notwithstanding the termination of the Guarantee Period the Present Tenant shall remain liable under this Deed in respect of any liabilities which may have accrued prior to such termination.

3.3           For the avoidance of doubt the Present Tenant shall be liable under this Deed for any costs and expenses incurred by the Landlord in enforcing the Present Tenant’s obligations under this Deed.

4.             Disclaimer of Lease

The Present Tenant further covenants with the Landlord that if the Crown or a liquidator or trustee in bankruptcy shall disclaim the Lease during the Guarantee Period the Present Tenant shall, if the Landlord by notice in writing given to the Present Tenant within 6 months after such disclaimer so requires, accept from and execute and deliver to, the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer and continuing for the residue then remaining unexpired of the term of the Lease, such new lease to be at the same rents and subject to the same covenants and provisions as are contained in the Lease.

5.             Exclusion of sections 24 to 28 (inclusive) of the 1954 Act

5.1           The present Tenant confirms that before it became contractually bound to enter into the Tenancy, the Landlord served on the Present Tenant a 1954 Act Notice dated [ ] in relation to the Tenancy and the Present Tenant, or a person duly authorised by the Present Tenant, in relation to the 1954 Act Notice made a 1954 Act Statutory Declaration dated [   ].

5.2           The Present Tenant further confirms that, where the above 1954 Act Statutory Declaration was made by a person other than the Present Tenant, the declarant was duly authorised by the Present Tenant to make this 1954 Act Statutory Declaration on behalf of the Present Tenant.

5.3           The Present Tenant was not prior to the date of this Deed contractually bound to enter into the Tenancy.

5.4           The Landlord and the Present Tenant agree that the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the Tenancy.

6.             Supplementary provisions

By way of provision incidental or supplementary to clauses 2, 3 and 4 of this Deed:-

6.1           Postponement of claims by Present Tenant

The Present Tenant further covenants with the Landlord that the Present Tenant shall:-

6.1.1         not claim in any liquidation, bankruptcy, composition or arrangement of the Assignee in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Assignee;

6.1.2         hold for the benefit of the Landlord all security and rights the Present Tenant may have over assets of the Assignee whilst any liabilities of the Present Tenant or the Assignee to the Landlord remain outstanding; and

6.1.3         not exercise any right or remedy in respect of any amount paid or any liability incurred by the Present Tenant in performing or discharging its obligations contained in this Deed, or claim any contribution from any other guarantor.

6.2           Postponement of participation by Present Tenant in security

The Present Tenant shall not be entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations to the Landlord under the Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Present Tenant or the Assignee to the Landlord under the Lease have been performed or discharged.

6.3           No release of Present Tenant

None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Present Tenant as principal obligor under this Deed or otherwise prejudice or affect the right of the Landlord to recover from the Present Tenant to the full extent of this guarantee:-

6.3.1          any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of any rents or other amounts required to be paid by the Assignee or in enforcing the performance or observance of any of the obligations of the Assignee under the Lease;

6.3.2          any refusal by the Landlord to accept rent tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

6.3.3          any extension of time given by the Landlord to the Assignee;

6.3.4          any reviews of the rent payable under the Lease and (subject to Section 18 of the 1995 Act) any variation of the terms of the Lease or the transfer of the Landlord’s reversion;

6.3.5         any change in the constitution, structure or powers of either the Present Tenant, the Assignee or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Present Tenant or the Assignee;

6.3.6         any legal limitation, or any immunity, disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Assignee may be outside, or in excess of, the powers of the Assignee;

6.3.7         any other deed, act, omission, failure, matter or thing whatsoever as a result of which, but for this provision, the Present Tenant would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord or a release effected by virtue of the 1995 Act).

6.4           Costs of new lease

The Landlord’s reasonable costs in connection with any new lease granted pursuant to clause 3 of this Deed shall be borne by the Present Tenant and paid to the Landlord (together with Value Added Tax) upon completion of such new lease.

7.             [Guarantee

[If there is a guarantor, repeat the provisions set out in paragraphs 1 to 9 (inclusive) of Schedule 4].

8.             Guarantor to join in new lease

If the Present Tenant shall be required to take up a new lease pursuant to clause 3 of this Deed, the Guarantor shall join in, and execute and deliver to the Landlord a counterpart of, such new lease in order to guarantee the obligations of the Present Tenant under it in the terms of Schedule 4 to the Lease.]

9.             Invalidity of certain provisions

If any term of this Deed or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Deed or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Deed shall be valid and be enforced to the fullest extent permitted by law.

IN WITNESS whereof this deed has been executed by the Present Tenant and is intended to be and is hereby delivered on the date first above written.

Executed as a Deed	)
by MIZUHO CORPORATE BANK, LTD	)
in the presence of:	)

Director

Director/Secretary

PRESENT when the Common Seal	)
of INVESTMENT TECHNOLOGY	)
GROUP EUROPE LIMITED	)
was affixed hereto:	)

Director	/s/ [ILLEGIBLE]

Director/Secretary	/s/ [ILLEGIBLE]